Exhibit 96.1

S-K 1300 Technical Report Summary

Berlin Project, Caldas Province, Colombia

Jaguar Uranium Corp.

3-1136 Centre Street, Thornhill, ON L4J 3M8

Prepared by:

SLR International Corporation

1658 Cole Blvd, Suite 100, Lakewood, Colorado, 80401

SLR Project No.: 123.22012.00001

Effective Date:

February 15, 2024

Signature Date:

March 7, 2024

Revision: 0

Making Sustainability Happen

Jaguar Uranium Corp. | Berlin Project	March 7, 2024
S-K 1300 Technical Report Summary	SLR Project No.: 123.22012.00001

Table of Contents

1.0	Executive Summary	1-1
1.1	Summary	1-1
1.2	Technical Summary	1-3
2.0	Introduction	2-1
2.1	Site Visits	2-1
2.2	Sources of Information	2-1
2.3	List of Abbreviations	2-2
3.0	Property Description	3-1
3.1	Location	3-1
3.2	Land Tenure	3-3
3.3	Mineral Rights in Colombia	3-5
3.4	Encumbrances	3-7
3.5	Royalties	3-7
3.6	Environmental Liabilities	3-7
3.7	Required Permits and Status	3-8
3.8	Other Significant Factors and Risks	3-8
4.0	Accessibility, Climate, Local Resources, Infrastructure and Physiography	4-1
4.1	Accessibility	4-1
4.2	Climate	4-3
4.3	Local Resources	4-3
4.4	Infrastructure	4-3
4.5	Physiography	4-7
5.0	History	5-1
5.1	Prior Ownership	5-1
5.2	Exploration and Development History	5-1
5.3	Mining Methods	5-21
5.4	Mineral Processing and Metallurgical Test Work	5-21
5.5	Historical Mineral Resource Estimates	5-22
5.6	Past Production	5-23
6.0	Geological Setting, Mineralization, and Deposit	6-1
6.1	Regional Geology	6-1
6.2	Property Geology	6-4
6.1	Structural Geology	6-10
6.2	Mineralization	6-12
6.3	Deposit Types	6-15

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Jaguar Uranium Corp. | Berlin Project	March 7, 2024
S-K 1300 Technical Report Summary	SLR Project No.: 123.22012.00001

7.0	Exploration	7-1
7.1	Exploration Potential	7-1
8.0	Sample Preparation, Analyses, and Security	8-1
8.1	Sampling Procedure	8-1
8.2	Sample Preparation	8-2
8.3	Sample Analysis	8-2
8.4	Quality Assurance and Quality Control	8-3
8.5	QP Opinion	8-3
9.0	Data Verification	9-1
9.1	Site Visit	9-1
9.2	QP Opinion	9-1
10.0	Mineral Processing and Metallurgical Testing	10-1
11.0	Mineral Resource Estimates	11-1
12.0	Mineral Reserve Estimates	12-1
13.0	Mining Methods	13-1
14.0	Processing and Recovery Methods	14-1
15.0	Infrastructure	15-1
16.0	Market Studies	16-1
17.0	Environmental Studies, Permitting, and Plans, Negotiations, or Agreements with Local Individuals or Groups	17-1
18.0	Capital and Operating Costs	18-1
19.0	Economic Analysis	19-1
20.0	Adjacent Properties	20-1
21.0	Other Relevant Data and Information	21-1
22.0	Interpretation and Conclusions	22-1
23.0	Recommendations	23-1
24.0	References	24-1
25.0	Reliance on Information Provided by the Registrant	25-1
26.0	Date and Signature Page	26-1

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Jaguar Uranium Corp. | Berlin Project	March 7, 2024
S-K 1300 Technical Report Summary	SLR Project No.: 123.22012.00001

Tables

Table 3-1:	Berlin Project Mineral Concessions Corner Point Coordinates (UTM Zone 18 North Coordinates)	3-5
Table 3-2:	NSR Royalties (%) for Various Commodities	3-7
Table 5-1:	Rock-Chip Sample U3O8 Assay Values and Thickness of Mineralized Unit Reported by Minatome	5-5
Table 5-2:	Berlin Project Corroborative Rock-Chip Sample Assay Results from Radioactive Unit, Southern Berlin Project Area	5-6
Table 5-3:	Summary Assay Results of Channel Samples Taken Through the Uraniferous Unit in the Three Tunnels (Adits) excavated by Minatome	5-6
Table 5-4:	Assay Results from the Mineralized Intervals of U3O8 Corp. Trenches at a 0.4% U3O8 Cut-Off Grade	5-10
Table 5-5:	U3O8 Corp. Drill Hole Summary	5-13
Table 5-6:	Assay Results (at a 0.04% U3O8 Cut-Off Grade) for Intercepts from Drill Holes at the Berlin Project	5-16

Figures

Figure 3-1:	Location Map	3-2
Figure 3-2:	Location of the Mineralization Trend relative to the Mineral Concession at Berlin	3-4
Figure 4-1:	Access to the Berlin Project	4-2
Figure 4-2:	Berlin Project and the Regional Railway System	4-4
Figure 4-3:	Local Road Network and Location of La Miel Hydroelectric Plant	4-5
Figure 4-4:	Proposed Locations of Principal Project Infrastructure	4-6
Figure 4-5:	SRTM Imagery showing the Topographic Relief in the Berlin Project Area	4-8
Figure 4-6:	Map showing Vegetation Types in the Project Area	4-9
Figure 5-1:	Channel Sample Uranium Grades in Uraniferous Unit, Northern Berlin Trend	5-3
Figure 5-2:	Channel Sample Uranium Grades in Uraniferous Unit, Southern Berlin Trend	5-4
Figure 5-3:	Minatome Historical Drilling Location Map	5-7
Figure 5-4:	Geological Map of the Berlin Project showing U3O8 Corp. Trench Locations	5-9
Figure 5-5:	Geological Map of the Berlin Project showing U3O8 Corp. Drill Hole Locations	5-12
Figure 6-1:	Main Tectonic Components of Colombia	6-3
Figure 6-2:	Geological Setting of the Berlin Project	6-5
Figure 6-3:	Regional Stratigraphic Column	6-8
Figure 6-4:	Local Stratigraphic Column Defined from Drill Core from the Berlin Project	6-9
Figure 6-5:	West-East Cross Sections through Berlin Syncline	6-11

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Jaguar Uranium Corp. | Berlin Project	March 7, 2024
S-K 1300 Technical Report Summary	SLR Project No.: 123.22012.00001

Figure 6-6:	Histograms Showing the Distribution of Metals in Selected Bore Holes Drilled in the Resource Area at Berlin	6-13
Figure 6-7:	Paragenesis of the Mineralization in the Berlin Deposit	6-14
Figure 7-1:	Long Section of the 10.5 km Berlin Trend	7-3
Figure 7-2:	Distribution of the Commodities in the Berlin Trend “Unfolded”	7-4

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Jaguar Uranium Corp. | Berlin Project	March 7, 2024
S-K 1300 Technical Report Summary	SLR Project No.: 123.22012.00001

1.0 Executive Summary

1.1 Summary

SLR International Corporation (SLR) was retained by Jaguar Uranium Corp. (Jaguar or the Company) to prepare an independent Technical Report Summary (TRS) on the Berlin Project (Berlin or the Project), located in Caldas Province of central Colombia.

On December 11, 2023, Green Shift Commodities Ltd. (GCOM) announced that it has entered into a definitive agreement dated December 8, 2023, with Latam Battery Metals Inc. (Latam) whereby Latam will acquire 100% of the issued and outstanding shares of the two wholly-owned subsidiaries of GCOM, which together hold indirectly a 100% interest in the Berlin Project.

Latam, who recently changed its name to Jaguar Uranium, is an arm’s length privately held company focused on the uranium sector with strong operating experience in Latin America; it intends to pursue a listing on a recognized stock exchange.

SLR understands that the TRS will be used to support the Company in meeting the requirements for listing on a U.S. exchange.

The Berlin Project includes one mineral concession on which the Berlin Deposit, part of the Berlin Trend, lies.

This TRS conforms to United States Securities and Exchange Commission’s (SEC) Modernized Property Disclosure Requirements for Mining Registrants as described in Subpart 229.1300 of Regulation S-K, Disclosure by Registrants Engaged in Mining Operations (S-K 1300) and Item 601 (b)(96) Technical Report Summary.

1.1.1 Conclusions

SLR offers the following conclusions.

●	The Berlin Project shows excellent potential for economic uranium mineralization and further exploration work is warranted.

●	The Berlin Project is the southern part of the 10.5 km mineralized Berlin Trend. Drilling by U3O8 Corp between 2010 to 2012. started along the southern three kilometres, where 82 drill holes totaling over 19,000 m of drilling encountered strong mineralization.

●	Highlights of the drilling include drill hole DDB-035 which yielded eight metres of 0.12% uranium, 0.47% vanadium, and 9.7% phosphate.

●	Previous metallurgical studies reported recoveries of 97% uranium, 97% for phosphate, and 79% vanadium, elements that make up two-thirds of rock value.

●	Recovery of minerals that account for the remaining one third include rare earth elements (REE) (neodymium and yttrium), rhenium, nickel, and molybdenum. Mineralization is open along strike to the north where exploration drilling and trenching along the Berlin Trend has encountered similar mineralization at surface.

●	Berlin shows remarkable geological continuity with the uranium and other commodities concentrated in a specific and easily recognizable limestone-sandstone unit.

●	Based on a review of the database, geologic models, and documentation provided, SLR concludes that all of the previous procedures reported by Jaguar’s predecessors are in alignment with industry standards.

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Jaguar Uranium Corp. | Berlin Project	March 7, 2024
S-K 1300 Technical Report Summary	SLR Project No.: 123.22012.00001

●	SLR did identify some approaches which are not SLR’s preference, however, no significant procedural issues have been identified to date.

●	Social acceptance of the Project by neighbouring communities is key to the success of a future mine, and this aspect of the Project needs to be carefully managed on a go-forward basis. Jaguar indicated that local community support for the Project is strong. The main risk to the Property is the potential for the State to rescind the Concession Contract.

●	The SLR QP is of the opinion that with consideration of the recommendations summarized in Sections 1 and 23 of this report, any issues relating to all relevant technical and economic factors likely to influence the prospect of economic extraction can be resolved with further work. There are no other known environmental, permitting, legal, social, or other factors that would affect the development of the Mineral Resources.

●	Jaguar is an exploration-stage company and has no history of operations, mining, or refining mineral products. There can be no assurance that the Project will be successfully placed into production, produce minerals in commercial quantities or otherwise generate operating earnings.

1.1.2 Recommendations

SLR offers the following recommendation for a two phase program, with a total budget of US$2,330,000, to advance the Project beginning later in 2024. Phase 2 is dependent on outcomes of the Phase 1 work.

Phase 1 – Mineral Resource Estimate Technical Report

1	Complete a current Mineral Resource Estimate (MRE) on the Project. The estimated cost to prepare an MRE is US$150,000. SLR recommends Jaguar perform the following activities to support a current Mineral Resource disclosure:

a)	Rerun and perform additional check sampling to confirm legacy drilling and trench data either by twinning legacy drill holes and logging with downhole radiometric (natural gamma), resampling trenches, and/or resampling stored core.

b)	Rerun statistical analysis on the intercepts to guide updating previously reported Mineral Resource estimates.

c)	Add and construct three dimensional (3D) geologic model to assist and control grade estimation in block model estimation.

d)	Rerun and apply updated classification criteria to categorize the Mineral Resource estimate.

Phase 2 – Preliminary Economic Assessment

1	Complete additional infill/delineation drilling to achieve the following:

a)	Test for mineralization along the east flank of the mineralized layer Zone C.

b)	Upgrade Inferred Resources estimated in Phase 1 to Indicated Resources. . This step is contingent on positive Phase 1 results.

The estimated cost to complete drilling is US$2,000,000.

2	Complete a Preliminary Economic Assessment (PEA) on the Project. The estimated cost to prepare the PEA is US$180,000.

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Jaguar Uranium Corp. | Berlin Project	March 7, 2024
S-K 1300 Technical Report Summary	SLR Project No.: 123.22012.00001

1.2 Technical Summary

1.2.1 Property Description

The Berlin Project is currently an early-stage exploration project and is located in central Colombia in the municipality of Samaná, Province of Caldas, approximately 80 km northeast (225 km by road) of the provincial capital, Manizales, and approximately 150 km northeast (245 km by road) of the national capital, Bogotá.

The two contiguous mineral concessions (Concession Contract 664-17 and Concession Contract 736-17) on which portions of the Berlin Project lie cover an area approximately 9,053 ha in extent and are in the municipality of Samaná, Caldas Province.

An environmental license is required for the exploration stage. Jaguar is currently in the process of obtaining all required permits to conduct the proposed work on the property.

1.2.2 Land Tenure

The National Mining Agency (ANM) regulates mining in Colombia. It is a decentralized national entity attached to the Ministry of Mines and Energy (the Ministry), and is responsible for managing royalties, maintaining the national registry of concession contracts, and granting and executing concession contracts.

The two contiguous mineral concessions (Concession Contract 664-17 and Concession Contract 736-17) on which portions of the Berlin Project lie cover an area approximately 9,053 ha in extent and are in the municipality of Samaná, Caldas Province. The Concession Contracts were executed and registered under Law 685 of 2001, titled to Gaia Energy Investments Ltd., and are currently being transferred to Jaguar’s control. The Berlin Concession Contracts were granted for a 30-year term that expires in 2037, whereupon an application could be made for an additional 30-year term. Concession contract applications 508202 and 508645 are currently being applied for by Jaguar.

The exploration phase is granted for an initial three-year term, that can be extended for two years to a maximum of four times (for a total exploration period of 11 years). The construction phase is granted for an initial three-year period, extendable for a one-year term. The exploitation phase is granted for the remaining time such that the overall concession period does not exceed 30 years, i.e. the initial exploitation phase is 30 years minus the exploration and construction periods.

1.2.3 Accessibility, Climate, Local Resources, Infrastructure, and Physiography

The Project is well situated between the capital city of Bogotá and Medellín, a city of over two million people near good existing infrastructure and within Colombia’s agricultural heartland. The Berlin Project can be accessed by road from Bogotá, Manizales, Pereira, Medellín, or Ibague, all of which have commercial airports.

The Berlin Project lies in the eastern foothills of the Colombian Central Range that is characterized by steep topography between 850 metres above sea level (MASL) to 1,300 MASL).

The average temperature in the area of the Project is between 21°C and 25°C, with the daytime temperature varying between 26°C and 29°C throughout the year; average annual rainfall is 2,900 mm per year These conditions allow for year-round operations. Norcasia, 10 km from Berlin, is the closest urban area to the Project, with a population of approximately 7,000, and offering shops, a hospital, and public transportation. There is no mining in the immediate area, so trained personnel would have to be hired elsewhere in Colombia, which has a deep source of experienced talent. The local business sector would need significant training and investment for the development of support services appropriate for a future mine and processing plant at Berlin.

Except for a core storage facility located in the village of Berlin, there are no permanent infrastructures at the Property.

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Jaguar Uranium Corp. | Berlin Project	March 7, 2024
S-K 1300 Technical Report Summary	SLR Project No.: 123.22012.00001

1.2.4 History

Uranium was identified in phosphatic strata in a regional radiometric prospecting program undertaken by the Colombian Instituto de Asuntos Nucleares (“IAN”) between 1977 and 1983.

Minatome, which has now been incorporated into Orano, obtained permission from IAN to explore the Berlin Project area for uranium in 1979. Field-based exploration identified a laterally continuous sedimentary unit that had significant uranium grades. Minatome excavated three adits and 20 trenches, drilled 2,136 m in 11 holes, and undertook metallurgical studies.

Minatome withdrew from the Berlin area in 1981 and the United Nations Development Program (UNDP) became involved, focussing on the potential to recover uranium, molybdenum, vanadium, and phosphate.

U3O8 Corp. began exploration on the Berlin Project when it acquired the property in April 2010. Due to the stratiform nature of the mineralization, the principal objective was to define the extent and consistency of the known mineralized layer through trenching and drilling. The Project is in hilly terrain in which trenches were excavated by hand in areas where the mineralization outcrops, with drilling conducted from platforms cut into hillsides.

Trench sites were identified using historic data and geological maps from the Minatome exploration that indicated areas of outcropping mineralization. Most of the trenches are located on the more accessible southern part and eastern flank of the syncline.

U3O8 Corp’s 2010-2011 drill program culminated with the drilling of 82 bore holes for 18,534 m were drilled on the southern three km of the folded sedimentary strata. In 2012 an additional wide-spaced 15 drill holes, totaling 6,441 m, were completed in the area to the north the main mineralization area and showed similar grades in a similar suite of commodities to those in the main mineralized zone to the south. Eleven of the 15 holes intersected the mineralized layer; the mineralized sequence was not intersected due to faulting in the other four holes.

1.2.5 Geological Setting, Mineralization, and Deposit

The Berlin Project lies on the eastern flank of the Cordillera Central where remnants of a mid- Mesozoic fluvio-marine sedimentary sequence overlie basement schists of the Cajamarca Complex. The sedimentary sequence that contains the mineralized unit at Berlin defines an upward-fining progression. This transgressive continental to marine sequence accumulated in a large sedimentary basin that extends from Colombia through Ecuador into Peru and the black shales constitute an important source bed for hydrocarbons in the region.

A sedimentary sequence that corresponds to a transitional continental-marine-lagoonal environment is found overlying discordantly the basement Cajamarca Group. Mineralization at Berlin is made up of two types of host rock: the host lithology near surface is hosted in sandstone, while at depth, mineralization is confined to a carbonate unit. This distribution is ascribed to the sandstone host being a weathered version of the primary facies in which carbonate has been removed by oxidation related to weathering. Four zones are recognized in the Berlin area and these are remarkably consistent throughout the Project.

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Jaguar Uranium Corp. | Berlin Project	March 7, 2024
S-K 1300 Technical Report Summary	SLR Project No.: 123.22012.00001

The principal mineralized layer is Zone C, which is a muddy wackestone with the presence of reworked fossil fragments, displaying wavy lamination and a high content of authigenic apatite and bitumen. This is consistent with either the increasing water energy or probably the relative shallowing of the basin. This zone constitutes the mineralized level, which varies in thickness from 1 m to 3.5 m, with a maximum thickness of 9.2 m (in a drill hole) and 6.7 m (in a trench).

Mineralization in centred on Zone C but extends slightly into the overlying Zone D. Phosphate and most metals show a sharp decrease in grade at the base of Zone C, whereas grades decrease more gradually into the hanging wall. Vanadium, molybdenum, zinc, and silver show a marked persistence of grades into the hanging wall. A similar distribution of mineralization is apparent in the near-surface environment in which the carbonate appears to have been removed from the rock by weathering, leaving the clastic vestiges of the original rock forming a mineralized siltstone.

Present research suggests a hypothesis for uranium and vanadium mineralization: an epigenetic origin (Cáceres-Bottia et al., 2023). The results indicate that the source for uranium, vanadium, and the other economic elements associated, were released from the black shales (Zone D) of the Abejorral Formation that is overlying a carbonate zone of Cretaceous wackestone. Those elements were transported in diagenetic fluids under specific physical and geochemical conditions. Efficient stratabound trap (Zone C) occurred when the carbonate zone triggered a redox front that interacted not only with mineralized fluids, but organic matter and H2S. For uraninites, the chemical U-Pb age calculated using microprobe analysis was 67±15 Ma and the U-Pb isotopic age is 53±11 Ma.

The sedimentary sequence in the Project area has been folded into a doubly-plunging syncline that has a north-trending axis. The geometry of the fold is like a port-listing canoe; the western limb of the fold dips at a shallow angle to the east and the east limb is steeply-dipping to overturned. The eastern limb is cut, in some sectors, by the east-dipping San Diego Fault, which is a north-striking splay related to the regional Palestina Fault. Mineralization at Berlin is confined to a specific stratigraphic layer that has the geometry of the hull of the canoe. Drilling and trenching have shown that the mineralized layer extends over 10.5 km of strike on the eastern and western margins of a syncline, the keel of which reaches a depth of approximately 400 m below surface at its deepest point. The current main mineralization area, the Berlin Deposit, is located in the southern part of the Berlin Trend, where the axis of the canoe-like fold gradually deepens, over a distance of 2.4 km, from outcrop in the south to a depth of 400 m in the north.

The mineralized unit ranges in thickness from 0.8 m to 8.0 m, averaging 3.0 m true thickness, and is composed of carbonate rock at depth and sandstone-siltstone in the weathered, oxidized zone near surface. The mineralized layer has a footwall of competent sandstone and conglomerate that forms a unit approximately 20 m thick. The sandstone-conglomerate is underlain by metamorphic schists or extremely competent granitoid rocks. The hanging wall consists of black shale that has moderate to poor rock strength.

1.2.6 Deposit Type

The Berlin Project is classified as an epigenetic stratiform sandstone deposit. The Berlin Deposit in central Colombia consists of a layer of phosphate rock in a layered sedimentary sequence that contains an unusual mix of metals including uranium, nickel, vanadium, molybdenum, manganese, zinc, and REEs. REE and rhenium are considered to have derived from the alaskite directly.

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Jaguar Uranium Corp. | Berlin Project	March 7, 2024
S-K 1300 Technical Report Summary	SLR Project No.: 123.22012.00001

Uranium and vanadium strata-bound mineralization at the Berlin project corresponds to an epigenetic event that occurred in a muddy wackestone with the presence of reworked fossil fragments. The black shale of the Abejorral Formation was the source of uranium and vanadium, which were remobilized by diagenetic processes. Geochemical characteristics of the diagenetic fluids had to be oxidized, alkaline, and carbonate-rich coupled with humic acids with strong anions such as F-, Cl-, CO32- and PO43- at temperatures below 200°C, to be effective for the transport of the elements of interest. Zone C acted as an efficient chemical trap that allowed authigenic apatite, uraninite, sphalerite, and chernykhite to precipitate with the aid of reductant agents such as H2S and other organic complexes.

1.2.7 Exploration

Jaguar Uranium has conducted no exploration work or drill activities since acquiring the property in December 2023.

1.2.8 Mineral Resource Estimates

There are no current Mineral Resources or Mineral Reserves at the Project.

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Jaguar Uranium Corp. | Berlin Project	March 7, 2024
S-K 1300 Technical Report Summary	SLR Project No.: 123.22012.00001

2.0 Introduction

SLR International Corporation (SLR) was retained by Jaguar Uranium (Jaguar or the Company) to prepare an independent Technical Report Summary (TRS) on the Berlin Project (Berlin or the Project), located in Caldas Province of central Colombia.

On December 11, 2023, Green Shift Commodities Ltd. (GCOM) announced that it has entered into a definitive agreement dated December 8, 2023, with Latam Battery Metals Inc. (Latam) whereby Latam will acquire 100% of the issued and outstanding shares of the two wholly-owned subsidiaries of GCOM, which together hold indirectly a 100% interest in the Berlin Project. Latam, who recently changed its name to Jaguar Uranium, is an arm’s length privately held company focused on the uranium sector with strong operating experience in Latin America; it intends to pursue a listing on a recognized stock exchange.

SLR understands that the TRS will be used to support the Company in meeting the requirements for listing on a U.S. exchange.

This TRS conforms to United States Securities and Exchange Commission’s (SEC) Modernized Property Disclosure Requirements for Mining Registrants as described in Subpart 229.1300 of Regulation S-K, Disclosure by Registrants Engaged in Mining Operations (S-K 1300) and Item 601 (b)(96) Technical Report Summary.

2.1 Site Visits

SLR visited the site on January 30, 2024. During the site visit, the SLR Qualified Person (QP) received a project overview by site management. The SLR QP toured exploration areas, inspected various parts of the property and infrastructure, inspected the core handling facility, and interviewed key personnel involved in the collection, interpretation, and processing of legacy geological data.

2.2 Sources of Information

During the preparation of this TRS, discussions were held with personnel from Jaguar:

●	Andres Caceres Bottia, P.Geo, Consulting Geologist

●	Oscar Sepulveda, Vice President Exploration, Jaguar

●	Luis Ducassi, CEO, Jaguar

●	Steven Gold, CFO, Jaguar

This report is an update of a Technical Report dated April 25, 2022 (Pallier 2022).

A preliminary economic assessment (PEA) was completed by Tenova Engineering Ltd. (Tenova) in 2013 (Tenova 2013).

The documentation reviewed, and other sources of information, are listed at the end of this TRS in Section 24.0 References.

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Jaguar Uranium Corp. | Berlin Project	March 7, 2024
S-K 1300 Technical Report Summary	SLR Project No.: 123.22012.00001

2.3 List of Abbreviations

Units of measurement used in this TRS conform to the metric system. All currency in this TRS is US dollars (US$) unless otherwise noted.

μ	micron	kVA	kilovolt-amperes
μg	microgram	kW	kilowatt
a	annum	kWh	kilowatt-hour
A	ampere	L	litre
bbl	barrels	lb	pound
Btu	British thermal units	L/s	litres per second
°C	degree Celsius	m	metre
C$	Canadian dollars	M	mega (million); molar
cal	calorie	m2	square metre
cfm	cubic feet per minute	m3	cubic metre
cm	centimetre	MASL	metres above sea level
cm2	square centimetre	m3/h	cubic metres per hour
d	day	mi	mile
dia	diameter	min	minute
dmt	dry metric tonne	μm	micrometre
dwt	dead-weight ton	mm	millimetre
°F	degree Fahrenheit	mph	miles per hour
ft	foot	MVA	megavolt-amperes
ft2	square foot	MW	megawatt
ft3	cubic foot	MWh	megawatt-hour
ft/s	foot per second	oz	Troy ounce (31.1035g)
g	gram	oz/st, opt	ounce per short ton
G	giga (billion)	ppb	part per billion
gal	Imperial gallon	ppm	part per million
g/L	gram per litre	psia	pound per square inch absolute
gpm	Imperial gallons per minute	psig	pound per square inch gauge
g/t	gram per tonne	RL	relative elevation
gr/ft3	grain per cubic foot	s	second
gr/m3	grain per cubic metre	st	short ton
ha	hectare	stpa	short ton per year
hp	horsepower	stpd	short ton per day
hr	hour	t	metric tonne
Hz	hertz	tpa	metric tonne per year
in.	inch	tpd	metric tonne per day
in2	square inch	US$	United States dollar
J	joule	USg	United States gallon
k	kilo (thousand)	USgpm	US gallon per minute
kcal	kilocalorie	V	volt
kg	kilogram	W	watt
km	kilometre	wmt	wet metric tonne
km2	square kilometre	wt%	weight percent
km/h	kilometre per hour	yd3	cubic yard
kPa	kilopascal	yr	year

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Jaguar Uranium Corp. | Berlin Project	March 7, 2024
S-K 1300 Technical Report Summary	SLR Project No.: 123.22012.00001

3.0 Property Description

This section has been modified from Tenova (2013) and Pallier (2022).

3.1 Location

The Berlin Project area is located in central Colombia in the municipality of Samaná, Province of Caldas, approximately 80 km northeast (225 km by road) of the provincial capital, Manizales, and approximately 150 km northeast (245 km by road) of the national capital, Bogotá.

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Jaguar Uranium Corp. | Berlin Project	March 7, 2024
S-K 1300 Technical Report Summary	SLR Project No.: 123.22012.00001

Figure 3-1: Location Map

BERLIN PROJECT
Caribbean Sea
Pacific Ocean
Colombia
Venezuela
Panama
Ecuador
Peru
Brazil
N
Oranjestad
Willemstad
Caracas
Riohacha
Santa Marta
Barranquilla
Cartagena
Valledupar
Maracaibo
Sincelejo
Monteria
Cucuta
Bucaramanga
Medellin
Puerto Salgar
Manizales
Pereira
Armenia
Ibague
Bogota
Tunja
Yopal
Arauca
Villavicencio
Quibdo
Buenaventura
Cali
Neiva
Popayan
Florencia
Pasto
Mocoa
San Jose del Guaviare
Puerto Inirida
Puerto Carreno
Mitu
Quito
Legend:
International Boundary
Department Boundary
National Capital
Department Capital
Railroad
Road
0 100 200 Kilometres
0 100 200 Miles
SLR
Jaguar Uranium
Berlin Project
Caldas Province, Colombia
Location Map
Source: SLR, 2024.

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Jaguar Uranium Corp. | Berlin Project	March 7, 2024
S-K 1300 Technical Report Summary	SLR Project No.: 123.22012.00001

3.2 Land Tenure

The National Mining Agency (ANM) regulates mining in Colombia. It is a decentralized national entity, attached to the Ministry of Mines and Energy (the Ministry), and is responsible for managing royalties, maintaining the national registry of concession contracts, and granting and executing concession contracts.

The two contiguous mineral concessions (Concession Contract 664-17 and Concession Contract 736-17) on which portions of the Berlin Project lie cover an area approximately 9,053 ha in extent and are in the municipality of Samaná, Caldas Province (Figure 3-2). The Concession Contracts were executed and registered under Law 685 of 2001, titled to Gaia Energy Investments Ltd., and are currently being transferred to Jaguar’s control. The Berlin Concession Contracts were granted for a 30-year term that expires in 2037, whereupon an application could be made for an additional 30-year term. Concession contract applications 508202 and 508645 are currently being applied for by Jaguar.

The exploration phase is granted for an initial three-year term, that can be extended for two years to a maximum of four times (for a total exploration period of 11 years). The construction phase is granted for an initial three-year period, extendable for a one-year term. The exploitation phase is granted for the remaining time such that the overall concession period does not exceed 30 years, i.e. the initial exploitation phase is 30 years minus the exploration and construction periods.

Details of the UTM coordinates of the corner points of the concession on which the Berlin mineralization is located, are listed in Table 3-1. UTM coordinates are in Zone 18 North and are in units of metres.

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Figure 3-2: Location of the Mineralization Trend relative to the Mineral Concession at Berlin

736-17
508202
508645
664-17
N
0
400
Kilometres
0
1
2
3
4
Kilometres
Legend:
Mineralization Trend
Concession Contracts 664-17, 736-17
Concession Contract Applications 508645 and 508202
Local Road
498000 499000 500000 501000 502000 503000 504000 505000 506000 507000 508000 509000 510000
628000 627000 626000 625000 624000 623000 622000 621000 620000 619000 618000 617000 616000 615000
SLR

Jaguar Uranium

Berlin Project

Caldas Province, Colombia

Location of the Mineralization Trend relative to the Mineral Concessions at Berlin

Source: SLR, 2024.

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Table 3-1: Berlin Project Mineral Concessions Corner Point Coordinates (UTM Zone 18 North Coordinates).

Concession	Corner Point	UTM
		Northing	Easting
664-17	1	623540	509035
	2	623535	505835
	3	623375	505835
	4	623372	503886
	5	623223	503886
	6	623223	503896
	7	621224	503899
	8	621223	503830
	9	619684	503832
	10	620141	502042
	11	618221	501016
	12	618221	501066
	13	615220	499671
	14	615219	498842
	15	618217	498837
	16	623215	498829
	17	623218	500938
	18	623528	500937
	19	623522	497343
	20	614980	497356
	21	614998	509049
736-17	1	627900	499796
	2	627900	503910
	3	625735	503909
	4	625735	503202
	5	623217	503208
	6	623216	499796

3.3 Mineral Rights in Colombia

In Colombia, exploration and exploitation of mining resources, such as uranium, are formalized by execution of a concession contract with the correspondent national mining authority pursuant to the mining legislation Law N°685/2001, duly amended by Law 1382 of 2010.

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Since 1940, the mining authority has been the Ministry of Mines and Energy. The Ministry has, in turn, delegated some mining-related matters to national and provincial authorities. Specifically, until 2012, the National Institute of Geology and Mining (INGEOMINAS) was responsible for managing royalties and maintaining the national register of Concession Contracts. By means of Decree 4134 of November 3, 2011, the Colombian Government created the National Minerals Agency (ANM), which assumed responsibility for the granting, execution, and administration of Concession Contracts throughout Colombia in 2012.

Specific Provincial Governments are charged with the granting, execution and performance of Concession Contracts and other related administrative proceedings within their respective provincial boundaries. This is the case for the Caldas Province, in which the Berlin Project is located, whereby the Province manages all exploration and mining-related activities for minerals found within the province, except for coal and emeralds, which are managed by INGEOMINAS.

Under Colombian law, foreign individuals and corporations have the same rights as Colombian individuals and corporations. Foreign companies are required to constitute a branch, subsidiary, or affiliate in Colombia before they may be granted a Concession Contract. Requirements to maintain the Concession Contract in Good Standing are discussed below.

3.3.1 Concession Fees

Annual concession fees during the exploration and construction phases are required to be paid to the State to maintain the Concession Contract in good standing. The approximate annual cost of maintaining the Project is US$65,000.

3.3.2 Environmental Mining Insurance

Within 10 days following the execution of a concession contract, an environmental mining insurance policy must be obtained by the concession-holder as a guarantee against non- compliance with mining and environmental obligations. Failure to meet these obligations may result in the levying of fines and the unilateral termination of the agreement by the Mining Authority. The insured value is calculated as follows for the different stages of a concession contract:

●	Exploration – 5% of annual estimated work expenditures.

●	Construction – 5% of the annual investment towards mine construction.

●	Exploitation – 10% of the result of multiplying the estimated annual production by the price of the mineral being extracted, as determined by the Government.

The insurance policy must be in full force and effect for three years beyond the life of the concession contract and is renewed annually as part of the fulfilment of obligations to maintain the concession contract in good standing.

3.3.3 Budget and Work Program

At the time an application is made, and when an extension to the exploration phase is granted, a budget and work program must be presented to the appropriate mining authorities.

3.3.4 Reporting

An annual report of activities on each Concession Contract must be submitted to the ANM.

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3.3.5 Compliance with Environmental Standards

Exploration is required to be carried out to standards of the mining and environmental authorities in Colombia. The provincial environmental agency, Corpocaldas, monitors environmental compliance and issues water permits as well as permits for trenching and drilling.

3.4 Encumbrances

There are no back-in rights or other encumbrances on the Concession Contract that constitutes the Berlin Project.

3.5 Royalties

The Colombian Government requires an NSR royalty that varies according to commodity as listed in Table 3-2.

Table 3-2: NSR Royalties (%) for Various Commodities

Commodity	NSR Royalty (%)
Uranium	10
Vanadium, phosphorus, molybdenum, yttrium, and rhenium	5
Gold and silver	4
Nickel	12
Construction Materials (including gypsum)	1

The royalty is accrued at the mine head, meaning that 100% of the ore mined is taken into account to calculate the royalty (product at the mine head has not been subject to any processing).

When calculating the royalty, the Ministry takes into account the sales price of the mineral extracted from the mine, as well as costs, such as transport and refining/processing, as estimated from various sources, including mining companies and publications.

Royalties are payable in cash or in kind.

When payable in kind, since royalties are calculated at mine head or wellhead, the royalty percentage will never form part of the product to be sold by the producer but will be as from that moment owned by the State. This means that royalties in kind will never form part of income and thus will not be considered as a cost or expense.

When payable in cash, royalties will be taken from income obtained by the producer in the sale of the product to the market. Although royalty is calculated at the mine head or wellhead, it will be payable only once the product has been sold. Thus, the royalty percentage is part of the product sold and then subtracted from the income obtained as a consideration payable to the State for the exploitation of the mine or well. Said consideration is considered as deductible for income tax purposes, as expressly accepted by tax authorities through a ruling issued in 2005.

3.6 Environmental Liabilities

SLR is not aware of any environmental liabilities on the property.

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3.7 Required Permits and Status

Jaguar is currently in the process of obtaining all required permits to conduct the proposed work on the property.

An environmental license is required for the exploration stage. All work must be done in accordance with mining and environmental standards issued by the Ministry of Mines and Energy and the Ministry of Environment and Sustainable Development. Corpocaldas then oversees the fulfillment of the environmental regulations on the Project. Permits are required to fell trees for access, construction of drilling platforms, and for access to water sources.

Permitting typically takes two to six months to process. Water from one permitted site can be used for various drill platforms in the vicinity. These permits will be applied for when the location of the drill platforms has been decided.

An Environmental Impact Study must be completed in order to obtain an environmental licence from Corpocaldas before mine construction may commence.

3.8 Other Significant Factors and Risks

Social acceptance of the Project by neighbouring communities is key to the success of a future mine, and this aspect of the Project needs to be carefully managed on a go-forward basis.. During discussions held during the recent site visit between Jaguar personnel and the QP, Jaguar indicated that local community support for the Project is strong.

The main risk to the Property is the potential for the State to rescind the Concession Contract.

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4.0 Accessibility, Climate, Local Resources, Infrastructure and Physiography

4.1 Accessibility

The Berlin Project can be accessed by road from Bogotá, Manizales, Pereira, Medellín, or Ibague, all of which have commercial airports.

The Magdalena River is navigable by barge from the town of La Dorada, 65 km southeast of the Project area, to the port of Bocas de Ceniza - Barranquilla on the Caribbean coast. La Dorada is 190 km from Bogotá and 170 km from Ibague. From La Dorada, a secondary unpaved road leads westwards to Berlin, passing through the municipality of Norcasia (Figure 4-1).

In addition, a railway line links the town of La Dorada to the port town of Santa Marta on the Caribbean coast. The rail links between La Dorada and the capital, Bogotá, and to the port of Buenaventura on the Pacific coast, are part of the Master Railway Plan under which all rail systems are scheduled to be refurbished by 2030.

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Figure 4-1: Access to the Berlin Project

Legend:
Caldas Department
Tolima and Cundinamarca departments
Main Cities
Berlin Project
Main Roads
Rivers
Municipalities
BERLIN PROJECT
NORCASIA
LA DORADA
SAMANA
MARIQUITA
HONDA
MANIZALES
ARMERO (GUAYABAL)
VILLETA
RIO MAGDALENA
FACATATIVA
VENADILLO
BOGOTA D. C.
ALVARADO
IBAGUE
GIRARDOT
FUSAGASUGA
MELGAR
430000
480000
530000
580000
630000
600000
570000
540000
510000
480000
0 10 20 30 40 50
Kilometres
N
Mexico
Venezuela
Colombia
Ecuador
Brasil
Perú
Bolivia
SLR
Jaguar Uranium
Berlin Project
Caldas Province, Colombia
Access to the Berlin Project

Source: Tenova, 2013.

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4.2 Climate

The average temperature in the area of the Project is between 21°C and 25°C, with the daytime temperature varying between 26°C and 29°C throughout the year; average annual rainfall is 2,900 mm per year (https://worldweatheronline.com). There are two peak rainfall periods: February through May and October through December. These conditions allow for year-round operations.

4.3 Local Resources

Norcasia, 10 km from Berlin, is the closest urban area to the Project, with a population of approximately 7,000 and offering shops, a hospital, and public transportation.

U3O8 Corp. conducted a socio-economic analysis in 2010 of the township of San Diego, which is part of the municipality of Samaná. The analysis reported approximately 4,200 inhabitants in the township within 32 settlements linked by dirt tracks, with no vehicular access. The main socio-economic activity in the Project area is small-scale and subsistence agriculture and dairy.

There is no mining in the immediate area, so trained personnel would have to be hired elsewhere in Colombia, which has a deep source of experienced talent. The local business sector would need significant training and investment for the development of support services appropriate for a future mine and processing plant at Berlin.

4.4 Infrastructure

Except for a core storage facility located in the village of Berlin, there are no permanent infrastructures at the Property. The Project is well situated between the capital city of Bogotá and Medellín, a city of over two million people near good existing infrastructure and within Colombia’s agricultural heartland.

The Magdalena River is navigable by barge from the town of La Dorada, 65 km southeast of the Project area, to the port of Bocas de Ceniza - Barranquilla on the Caribbean coast. The Magdalena River system has been dammed to provide hydropower at La Miel 395 MW hydroelectric dam, which is located approximately 12 km from the Project area and is a potential source of clean, renewable electricity for the operation. The energy consumed in the Berlin Project will come from the sub-station of Norcasia (Figure 4-3), which is distributed by the CHEC (Caldas Hydroelectric).

A railway line that links the town of La Dorada to the port town of Santa Marta on the Caribbean coast was reopened in 2018 (Figure 4-2). The railway linking La Dorada southeastwards to Bogotá, and southwestwards to the port of Buenaventura on the Pacific coast, form part of the Master Railway Plan under which all rail systems are scheduled to be refurbished by 2030.

High rainfall and a rich tributary system guarantee high volumes of quality water. The high rainfall, and the fact that the Project lies in the seismically active Andes, is a concern for the stability of tailings facilities. Tenova (2013) contemplated a tailings storage facility (TSF) being located in the topographically flat area in the rain shadow of the cordillera. There is ample flat land in a dry area that lies to the east of the proposed processing plant site (Figure 4-4). This is an area of limited agricultural value and has the benefit of being underlain by granite which forms a stable footing. The plan in the PEA was for gravity flow of the tailings to the proposed TSF through a 14 km long pipeline.

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Figure 4-2: Berlin Project and the Regional Railway System

Caribbean Sea
Santa Marta
Barranquilla
PANAMA
Pacific Ocean
VENEZUELA
COLOMBIA
Bucaramanga
Paz del Rio
Barbosa
Medellin
La Dorada
Manizales
Bogota
Buenaventura
Ibague
Cali
Neiva
N11°
N9°
N7°
N5°
N3°
N1°
W77°
W75°
W73°
W71°
W69°
W67°
N
0 100 200 300 400
Kilometres
Legend:
Active Railways
Railway system being reactivated
Towns
SLR

Jaguar Uranium

Berlin Project

Caldas Province, Colombia

Berlin Project and the Regional Railway System

Source: Pallier, 2022.

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Figure 4-3: Local Road Network and Location of La Miel Hydroelectric Plant

N
736-17
Berlin Village
Norcasia
664-17
Central Hydroelectric
Dam Miel 1
La Dorada
Legend:
Mineralization Trend
Concession Contracts 664-17, 736-17
Concession Contract Applications 508645 and 508202
Local Road
0 2.5 5.0 7.5 10.0 12.5
Kilometres
SLR
Jaguar Uranium
Berlin Project
Caldas Province, Colombia
Local Road Network and Location of La Miel Hydroelectric Plant

Source: Tenova, 2013.

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Figure 4-4: Proposed Locations of Principal Project Infrastructure

N
0 1000 2000 3000 4000 5000
Metres
502000
505000
508000
511000
514000
517000
520000
523000
640000
637000
634000
631000
628000
625000
SAN DIEGO
San Diego
Trasvasel
Rio Manso Bridge
BERLIN
Underground
Crusher
Weather Station
Portal
Processing
Plant
Tailings Dam
NORCASIA
La Miel
Dam
Geology:
K2-Og
K2N-Sm
N-GH
N2Q1-Ms
PZ-Cj
Q-al
bo-Be
Legend:
Streams
Proposed Powerline
Proposed Pipeline
Routes
Lakes
Jaguar Uranium
Berlin Project
Caldas Province, Colombia
Proposed Locations of Principal
Project Infrastructure
SLR
Source: Pallier, 2022.

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4.5 Physiography

The Berlin Project lies in the eastern foothills of the Colombian Central Range that is characterized by steep topography between 850 MASL to 1,300 MASL. The foot of the mountain range lies approximately 10 km east of Berlin where there is an abrupt change to the plain of the Magdalena River with savannah-style vegetation (Figure 4-5 ).

The Berlin Deposit lies in a mountainous area in which remnants of the original rainforest are confined to the higher topographic areas and steep river and stream valleys; however, zones of grass and crops can also be seen. Extensive clearing has been undertaken for agriculture and pasture (Figure 4-6).

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Figure 4-5: SRTM Imagery showing the Topographic Relief in the Berlin Project Area

N5.95°
N5.85°
Magdalena River
N5.75°
N5.65°
W75.15°
W75.05°
Berlin
W74.85°
W74.75°
W74.65°
W74.55°
W74.45°
W74.35°
W74.25°
Norcasia
La Miel
Hydroelectric dam
N5.55°
La Dorada
N5.45°
Samana
0
16
32
48
64
Kilometres
N
SLR
Jaguar Uranium
Berlin Project
Caldas Province, Colombia
SRTM Imagery showing the Topographic Relief in the Berlin Project Area

Source: Pallier, 2022.

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Figure 4-6: Map showing Vegetation Types in the Project Area

Concession
boundary
N
502000
502500
503000
503500
620000
619200
618400
617600
616800
0
250
500
Metres
Legend:
Primary forest
Secondary forest
Cleared for agriculture
Pasture
Tall scrub vegetation (secondary growth)
Short scrub vegetation (secondary growth)
Concession Boundary
Source: Pallier, 2022.
SLR
Jaguar Uranium
Berlin Project
Caldas Province, Colombia
Map showing Vegetation Types in the Project Area

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5.0 History

5.1 Prior Ownership

The laws relating to property ownership in Colombia are the same for foreign entities as they are for Colombian entities. Foreign companies are required to constitute a branch, subsidiary, or affiliate in Colombia before they may be granted a Concession Contract. In Colombia, exploration and exploitation of mineral resources are formalized by the execution of a concession contract (with the national mining authority pursuant to the mining legislation Law N°685/2001.

Minatome, a French exploration company, which has now been incorporated into Orano, undertook exploration on mineral concessions that covered the Berlin Deposit between 1979 and 1981. Its work involved basic geological investigation followed by exploration drilling and initial metallurgical test work. An estimation of a uranium resource was reported by Munos (1983). The estimate was not prepared in accordance with S-K 1300 regulations, and therefore, should not be relied upon.

Minatome is reported to have withdrawn from the Berlin area when the company was nationalized by the French government in 1981, which coincided with a slump in uranium prices.

After Minatome’s withdrawal from the Project, the concessions reverted to the State. The United Nations Development Program (UNDP) reviewed the technical work undertaken on the Project in 1982 and focused on the potential to recover uranium, molybdenum, vanadium, and phosphate.

Energentia Resources Inc. (Energentia), formerly KPS Ventures Ltd., entered into an agreement with Sociedad Kedahda SA, a subsidiary of AngloGold Ashanti, to acquire the 664-17 Concession Contract in 2007. Mega Uranium Ltd. (Mega) purchased Energentia on May 1, 2008, and U3O8 Corp. then purchased Mega Uranium’s South American assets in a transaction that closed on April 10, 2010.

Among other assets, U3O8 Corp. purchased Energentia as a wholly owned subsidiary.

On December 11, 2023, GCOM, formerly known as U3O8 Corp., announced that it has entered into a definitive agreement dated December 8, 2023 with Latam whereby Latam will acquire 100% of the issued and outstanding shares of the two wholly-owned subsidiaries of GCOM, which together hold indirectly a 100% interest in the Berlin Project. Latam recently changed its name to Jaguar Uranium and is an arm’s length privately held company focused on the uranium sector with strong operating experience in Latin America; Jaguar Uranium intends to pursue a listing on a recognized stock exchange in the coming months.

5.2 Exploration and Development History

This section includes a summary of historical exploration programs in the vicinity of the Project. The programs covered areas that intersected the current Project claims.

5.2.1 Minatome

Uranium was identified in phosphatic strata in a regional radiometric prospecting program undertaken by the Colombian Instituto de Asuntos Nucleares (IAN) between 1977 and 1983. After Minatome, now Orano, obtained permission from IAN to explore the Berlin Project area, it identified a sedimentary unit near the base of the Cretaceous sequence as having significant uranium grade. Minatome withdrew from the Berlin area in 1981 and the UNDP became involved, focussing on the potential to recover uranium, molybdenum, vanadium, and phosphate.

5.2.1.1 Trenching

Rock-chip sampling (Figure 5-1, Figure 5-2, and Table 5-1) resulted in the identification of highly anomalous uranium values over the entire strike length of the synform in the Cretaceous sequence in the Berlin area (Coffey Mining 2012).

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Minatome’s assay results from surface rock-chip sampling were substantiated by independent sampling undertaken by Naranjo (1983), at the Universidad National in Bogotá, who reported mapping the uraniferous unit over a strike length of approximately three kilometres in the southern part of the synform in the Cretaceous sequence. Analyses from seven channel rock-chip samples and one point sample were reported as shown in Table 6-2.

Minatome’s exploration concentrated on the southern five kilometres of the 10.5 km long syncline. The consistency of uranium grades along strike led Minatome to excavate three tunnels (adits) with the objective of confirming mineralization extending to fresh exposures beneath the weathered rock (saprolite) The location of the adits and a summary of results, are shown in Figure 5-2 and Table 5-3 (Coffey Mining 2012).

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Figure 5-1: Channel Sample Uranium Grades in Uraniferous Unit, Northern Berlin Trend

Jaguar Uranium
Berlin Project
Caldas Province, Colombia
Channel Sample Uranium Grades in Uraniferous Unit, Northern Berlin Project Area
SLR
Lithology:
Kas: Samana Alaskite
Kia: Clastic Sequence
Kish: Abejorral Formation
PZ-Cj: Metamorphic Cajamarca Complex
Qcp: Unconsolidated Pyroclastic Deposits
Tp: Porphyritic Andesite
Historical Channel Samples:
U3O8 in ppm
0-200
201-500
201-1000
1001-2000
2001-5000
Legend:
Property Boundary
Mineralized Trend
San Diego Lake
San Diego
736-17
664-17
N
0
500
1000
Metres

Source: SLR, 2024.

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Figure 5-2: Channel Sample Uranium Grades in Uraniferous Unit, Southern Berlin Trend

Jaguar Uranium
Berlin Project
Caldas Province, Colombia
Channel Sample Uranium Grades in Uraniferous Unit, Southern Berlin Project Area
SLR
Lithology:
Kas: Samana Alaskite
Kia: Clastic Sequence
Kish: Abejorral Formation
PZ-Cj: Metamorphic Cajamarca Complex
Qcp: Unconsolidated Pyroclastic Deposits
Tp: Porphyritic Andesite
Historical Channel Samples:
U3O8 in ppm
0-200
201-500
201-1000
1001-2000
2001-5000
Legend:
Property Boundary
Mineralized Trend
Tunels
San Diego Lake
0 500 1000 1500 2000
Metres
N
San Diego
736-17
664-17

Source: SLR, 2024.

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Table 5-1: Rock-Chip Sample U3O8 Assay Values and Thickness of Mineralized Unit Reported by Minatome

	Coordinates		U3O8	Thickness
Sample No.	UTM North	UTM East	(%)	(m)
BW-375	619,725	502,610	0.197	0.2
6W-200	618,132	503,055	0.214	1.4
BW-175	617,962	503,209	0.31	1.8
BW-150	617,805	503,231	0.239	2.3
BW-125	617,494	503,367	0.184	1.1
BW-100	617,337	503,543	0.144	1.0
BW-75	617,174	503,673	0.177	1.8
BW-50	616,953	503,800	0.175	0.7
BW-25	616,744	503,913	0.184	2.4
BE-0	616,625	504,230	0.196	1.0
BE-01	616,731	504,213	0.293	2.0
BE-25	616,843	504,071	0.157	1.1
BE-50	617,034	503,930	0.124	0.9
BE-75	617,274	503,899	0.163	2.6
BE-100	617,523	503,739	0.269	1.2
BE-125	617,675	503,527	0.314	0.9
BE-150	617,886	503,443	0.317	2.3
BE-175	618,108	503,379	0.194	1.1
BE-200	618,362	503,346	0.127	1.3
BE-225	618,654	503,237	0.088	0.7
BE-250	618,891	503,250	0.088	1.1
BE-275	619,095	503,215	0.106	0.4
BE-300	619,304	503,381	0.102	1.4
BE-325	619,487	503,499	0.384	1.5
BE-400	620,086	503,322	0.157	0.2
BE-450	620,647	503,319	0.328	1.3
BE-475	620,939	503,568	0.366	1.1
BE-500	621,162	503,508	0.098	0.9
BE-525	621,419	503,532	0.148	1.3
BE-675	622,910	503,509	0.315	0.4
BE-650	622,622	503,618	0.241	2.5
BE-875	624,966	503,185	0.097	1.3
BE-900	625,226	503,131	0.155	1.2
BE-925	625,480	503,117	0.199	0.0
BE-950	625,731	503,109	0.148	0.2
BE-1025	626,344	503,243	0.096	0.2

Source: Castano 1981.

Note: Coordinates are in UTM Zone 18 North measured in metres.

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Jaguar Uranium Corp. | Berlin Project	March 7, 2024
S-K 1300 Technical Report Summary	SLR Project No.: 123.22012.00001

Table 5-2: Berlin Project Corroborative Rock-Chip Sample Assay Results from Radioactive Unit, Southern Berlin Project Area

Sample No.	Coordinates1		Elevation (MASL)	Radiometry (SPP2)	Thickness	U3O8	P2O5	Mo	V2O5
	UTM North	UTM East	(m)	(CPS)2	(m)%		%	%	%
1	618,341	503,684	720	9,000	2.6	0.544	7.14	n/a	n/a
2	619,475	503,482	680	6,000	1.5	1.305	10.5	n/a	n/a
3	619,060	503,188	690	6,000	2.0	0.258	10.15	n/a	n/a
4	618,161	503,469	820	6,000	2.0	0.174	n/a	n/a	n/a
5	617,655	512,386	860	15,000	1.0	0.985	n/a	n/a	n/a
6	617,561	503,690	840	15,000	Punctual	0.836	n/a	n/a	n/a
7	617,411	503,710	940	15,000	1.5	0.495	n/a	n/a	n/a
8	623,508	503,401	810	6,000	2.0	0.648	11.1	0.49	1.15

Source: Naranjo 1983.

Note:

1.	Coordinates are given in UTM Zone 18 North measured in metres.
2.	CPS = radiometric counts per second
3.	n/a = not analyzed

Table 5-3: Summary Assay Results of Channel Samples Taken Through the Uraniferous Unit in the Three Tunnels (Adits) excavated by Minatome

Description	Unit	Tunnel 1	Tunnel 2	Tunnel 3
Length	m	48	24	40
Thickness	m	1.8	3.75	3.25
U3O8	ppm	362	1,100	588
V	ppm	3,490	11,069	10,966
Mo	ppm	406	2,306	175
P2O5%		6.51	4.7	8.9

5.2.1.2 Exploration Drilling

In 1980, Minatome drilled 11 drill holes from five widely spaced drill pads for a total of 2,136 m (Figure 5-3). Nine of these drill holes are reported to have intersected anomalous uranium values. IAN is reported to have drilled six bore holes in the Berlin Project area in 1982 and 1983; three of these holes are reported to have reached the target horizon and to have intersected grades similar to those reported by Minatome over similar true widths (SRK 2006).

5-6

Jaguar Uranium Corp. | Berlin Project	March 7, 2024
S-K 1300 Technical Report Summary	SLR Project No.: 123.22012.00001

Figure 5-3: Minatome Historical Drilling Location Map

N
736-17
664-17
San Diego
Lithology:
Kas: Samana Alaskite
Kia: Clastic Sequence
Kish: Abejorral Formation
PZ-Cj: Metamorphic Cajamarca Complex
Qcp: Unconsolidated Pyroclastic Deposits
Tp: Porphyritic Andesite
Legend:
Property Boundary
Mineralized Trend
Block Boundaries
IAN Drill Holes
Minatome Drill Holes
San Diego Lake
0 500 1000 1500 2000 2500
Metres
Source: SLR, 2024.
SLR
Jaguar Uranium
Berlin Project
Caldas Province, Colombia
Minatome Historical
Drilling Location Map

5-7

Jaguar Uranium Corp. | Berlin Project	March 7, 2024
S-K 1300 Technical Report Summary	SLR Project No.: 123.22012.00001

5.2.2 U3O8 Corp.

U3O8 Corp. through its wholly owned subsidiary Gaia Energy Investments Ltd., commenced exploration work after acquiring the property in April 2010. Due to the stratiform nature of the mineralization at Berlin, the principal objective was to define the extent and consistency of the known mineralized sedimentary layer through trenching and drilling. The Project is in hilly terrain in which trenches were excavated by hand in areas where the mineralization outcrops, with drilling conducted from platforms cut into hillsides.

5.2.2.1 Trenching

Mineralization was traced along trend by geological mapping augmented by detection of radioactivity measured with hand-held GR 135 spectrometers. Twenty-nine trenches were excavated perpendicular to the strike of the mineralized unit within the Berlin Trend (Figure 5-4). A summary of assay results obtained from the trenches is shown in Table 5-4.

5-8

Jaguar Uranium Corp. | Berlin Project	March 7, 2024
S-K 1300 Technical Report Summary	SLR Project No.: 123.22012.00001

Figure 5-4: Geological Map of the Berlin Project showing U3O8 Corp. Trench Locations

Lithology:
Kas: Samana Alaskite
Kia: Clastic Sequence
Kish: Abejorral Formation
PZ-Cj: Metamorphic Cajamarca Complex
Qcp: Unconsolidated Pyroclastic Deposits
Tp: Porphyritic Andesite
Legend:
Property Boundary
Mineralized Trend
Trench Locations
San Diego Lake
0 500 1000 1500 2000 2500
Metres
San Diego
736-17
664-17
N
TB-036
TB-037
Source: SLR, 2024.
SLR
Jaguar Uranium
Berlin Project
Caldas Province, Colombia
Geological Map of the Berlin Project showing U3O8 Corp. Trench Locations

5-9

Jaguar Uranium Corp. | Berlin Project	March 7, 2024
S-K 1300 Technical Report Summary	SLR Project No.: 123.22012.00001

Table 5-4: Assay Results from the Mineralized Intervals of U3O8 Corp. Trenches at a 0.4% U3O8 Cut-Off Grade

Trench No.	Thickness	U3O8	U3O8	P2O5	V2O5	Mo	Re	Ag	Ni	Zn	Y2O3	Nd2O3
	(m)	(%)	(lb/t)	(%)	(%)	(ppm)	(ppm)	(ppm)	(ppm)	(ppm)	(ppm)	(ppm)
TB-000	0.73	0.114	2.51	2.3	1.00	142	0.1	2.3	432	712	245	1,078
TB-001	1.34	0.114	2.51	3.9	1.07	769	0.0	1.7	13	248	135	216
TB-002	2.32	0.172	3.79	4.9	0.89	140	0.0	1.6	37	40	205	853
TB-003	1.35	0.085	1.88	6.1	0.86	173	0.1	0.9	25	114	264	429
TB-004	1.68	0.083	1.83	3.7	1.08	172	0.0	0.3	278	570	241	1,180
TB-004du	2.55	0.930	2.05	12.8	1.10	88	0.0	0.7	54	116	257	851
TB-005	2.01	0.136	2.99	12.2	0.57	105	0.0	0.9	32	74	176	637
TB-006	1.86	0.100	2.21	13.0	0.70	40	0.1	1.3	19	39	197	621
TB-008	1.70	0.075	1.65	11.4	0.75	30	0.0	0.8	17	34	162	733
TB-009	2.64	0.134	2.95	14.6	0.83	146	0.0	0.4	43	85	237	840
TB-010	0.88	0.065	1.43	15.7	0.98	126	0.0	0.4	409	511	171	860
TB-011	0.99	0.039	0.85	3.6	0.82	16	0.0	0.7	57	115	353	1,145
TB-012	2.88	0.081	1.79	0.4	0.41	216	0.0	3.6	42	80	127	454
TB-013	0.50	0.077	1.69	19.6	0.96	81	0.1	0.7	382	502	249	960
TB-014	0.71	0.063	1.38	4.9	0.59	58	0.2	1.7	45	90	26	123
TB-018	1.95	0.064	1.41	12.0	0.68	38	0.0	0.4	50	73	249	755
TB-019	2.24	0.066	1.46	3.0	1.12	165	0.0	1.4	196	480	265	1,341
TB-020	1.32	0.145	3.19	16.6	1.32	27	0.1	2.9	24	33	215	291
TB-021	2.20	0.142	3.13	15.1	0.86	34	0.1	1.9	209	262	264	1,016
TB-022	2.39	0.085	1.87	8.7	0.94	179	1.8	2.8	30	48	107	332
TB-023	1.90	0.069	1.53	12.2	0.91	60	0.0	0.9	430	612	235	933
TB-025	0.88	0.081	1.79	13.0	1.01	216	0.0	0.5	13	6	249	925
TB-026	0.42	0.068	1.5	12.3	0.96	343	8.0	3.9	1,873	2,908	71	336
TB-027	5.47	0.110	2.41	17.4	0.86	238	0.0	1.9	783	2,213	223	971
TB-028	2.72	0.134	2.94	6.7	0.46	153	0.0	1.2	33	138	163	683
TB-038	2.08	0.086	1.9	13.3	0.93	70	0.0	0.6	79	243	176	729

5.2.2.2 Exploration Drilling

Between September 2010 and October 2011, U3O8 Corp. contracted Kluane Drilling Ltd. (Kluane) of Whitehorse, Canada, to complete a drilling program of 82 diamond drill holes totaling 18,534 m drilled on the Berlin Project along the southern three kilometres of the folded sedimentary strata.

Several holes were typically drilled from each platform; hence, the drill location map shows the platform location instead of the individual drill hole traces. In 2012, an additional wide-spaced 15 drill holes, totaling 6,441 m, were completed in the area to the north of the main mineralization area and showed similar grades in a similar suite of commodities to those in the main mineralized zone to the south. Eleven of the 15 holes intersected mineralized layer; the mineralized sequence was faulted out in the other four holes (Figure 5-5).

5-10

Jaguar Uranium Corp. | Berlin Project	March 7, 2024
S-K 1300 Technical Report Summary	SLR Project No.: 123.22012.00001

Kluane used man-portable KDHT-1000, wireline rigs. All holes were collared with N-thin-wall (NTW) that has a core diameter of 57 mm, comparable with HQ at a 63.5 mm diameter, and were typically reduced at depth to B-thin-wall (BTW) that has a core diameter of 42 mm, comparable with the 47.6 mm diameter of NQ core.

Uranium mineralization in the Berlin Deposit is concentrated within a specific sedimentary sequence in the Abejorral Formation near the base of the Cretaceous sequence. Five facies were established from drill core logging, and these are remarkably consistent throughout the Project. Analytical results from the mineralized intervals intersected are presented in Table 5-6.

5-11

Jaguar Uranium Corp. | Berlin Project	March 7, 2024
S-K 1300 Technical Report Summary	SLR Project No.: 123.22012.00001

Figure 5-5: Geological Map of the Berlin Project showing U3O8 Corp. Drill Hole Locations

N
Lithology:
Kas: Samana Alaskite
Kia: Clastic Sequence
Kish: Abejorral Formation
PZ-Cj: Metamorphic Cajamarca Complex
Qcp: Unconsolidated Pyroclastic Deposits
Tp: Porphyritic Andesite
Legend:
Property Boundary
Mineralized Trend
Drill Holes
San Diego Lake
0 500 1000 1500 2000 2500
Metres
San Diego
736-17
664-17
Source: SLR, 2024.
SLR
Jaguar Uranium
Berlin Project
Caldas Province, Colombia
Geological Map of the Berlin Project showing U3O8 Corp. Drill Hole Locations

5-12

Jaguar Uranium Corp. | Berlin Project	March 7, 2024
S-K 1300 Technical Report Summary	SLR Project No.: 123.22012.00001

Table 5-5: U3O8 Corp. Drill Hole Summary

Hole_ID	Easting_X	Northing_Y	Altitude_Z	Max_Depth	Platform	Azimuth	Dip	Year	Dtype
DDB-001	503959.19	616828.34	898.73	131.02	P1	73	-66	2010-2011	DD
DDB-002	503956.8	616827.4	898.73	100.56	P1	258	-44	2010-2011	DD
DDB-003	503956.42	616827.26	898.73	132.58	P1	263	-79	2010-2011	DD
DDB-004	503723.44	617242.56	959.64	281.93	P2	55	-65	2010-2011	DD
DDB-005	503720.81	617240.52	959.64	163.05	P2	242	-66	2010-2011	DD
DDB-006	503721.14	617240.64	959.64	300.23	P2	322	-89	2010-2011	DD
DDB-007	503332.44	617725.2	796.16	237.73	P3	75	-54	2010-2011	DD
DDB-008	503332.44	617725.2	796.16	131.97	P3	249	-56	2010-2011	DD
DDB-009	503332.44	617725.2	796.16	150.88	P3	100	-87	2010-2011	DD
DDB-010	503301.29	618115.6	706.75	271.26	P4	85	-43	2010-2011	DD
DDB-011	503298.02	618114.89	704.85	165.53	P4	268	-65	2010-2011	DD
DDB-012	503300.78	618115.6	706.75	178.91	P4	85	-82	2010-2011	DD
DDB-013	503267.33	618431.57	730.35	350.406	P5'	69	-61	2010-2011	DD
DDB-014	503267.74	618431.74	730.35	271.27	P5'	0	-89	2010-2011	DD
DDB-015	503117.55	618436.6	688.49	193.97	P5	260	-88	2010-2011	DD
DDB-016	503117.15	618436.44	688.49	222.5	P5	252	-52	2010-2011	DD
DDB-017	503064.56	618732.63	681.22	286.51	P6	238	-85	2010-2011	DD
DDB-018	503063.68	618732.03	681.22	249.94	P6	245	-45	2010-2011	DD
DDB-019	503065.04	618731.71	681.22	280.41	P6	244	-64	2010-2011	DD
DDB-020	503067.42	618733.32	682.01	323.08	P6	65	-69	2010-2011	DD
DDB-021	503358.5	618564.37	843.13	131.06	P30	252	-46	2010-2011	DD
DDB-022	503358.78	618564.51	843.13	150.87	P30	252	-68	2010-2011	DD
DDB-023	503358.95	618564.55	843.13	304.8	P30	271	-89	2010-2011	DD
DDB-024	503358.96	618564.29	843.13	195.69	P30	252	-80	2010-2011	DD
DDB-025	503236.22	618242.75	724.52	207.26	P28	264	-88	2010-2011	DD
DDB-026	503236.2	618242.85	724.52	192.02	P28	249	-67	2010-2011	DD
DDB-027	503235.84	618243.15	724.52	185.945	P28	248	-50	2010-2011	DD
DDB-028	503236.63	618246.21	723.14	230.12	P28	73	-72	2010-2011	DD
DDB-029	503236.68	618246.09	723.14	304.8	P28	68	-54	2010-2011	DD
DDB-030	503471.25	618404	837.75	143.95	P29	246	-53	2010-2011	DD
DDB-031	503856.02	617335.99	984.43	330.7	P11	234	-67	2010-2011	DD
DDB-032	503471.53	618404.19	837.75	179.83	P29	250	-64	2010-2011	DD
DDB-033	503471.58	618404.15	837.75	402.33	P29	255	-78	2010-2011	DD
DDB-034	503856.1	617336.14	984.43	345.95	P11	238	-79	2010-2011	DD
DDB-035	503856.25	617336.27	984.43	355.09	P11	170	-89	2010-2011	DD
DDB-036	503035.34	618174.87	779.1	252.98	P27	58	-66	2010-2011	DD
DDB-037	503468.86	618156.8	829.15	173.74	P17	252	-60	2010-2011	DD

5-13

Jaguar Uranium Corp. | Berlin Project	March 7, 2024
S-K 1300 Technical Report Summary	SLR Project No.: 123.22012.00001

Hole_ID	Easting_X	Northing_Y	Altitude_Z	Max_Depth	Platform	Azimuth	Dip	Year	Dtype
DDB-038	503035.16	618174.81	776.77	155.44	P27	59	-82	2010-2011	DD
DDB-039	503468.98	618156.9	829.15	330.7	P17	250	-74	2010-2011	DD
DDB-040	503032.84	618173.08	776.77	155.44	P27	245	-73	2010-2011	DD
DDB-041	503469.08	618156.93	829.15	196.59	P17	249	-87	2010-2011	DD
DDB-042	503176.71	618084.76	742.53	176.11	P16	72	-77	2010-2011	DD
DDB-043	503451.44	617957.37	851.43	177.69	P25	258	-80	2010-2011	DD
DDB-044	503174.25	618083.58	742.53	89.39	P16	252	-68	2010-2011	DD
DDB-045	503072.82	618026.18	732.41	83.82	P15	72	-70	2010-2011	DD
DDB-046	503451.13	617957.35	851.43	137.76	P25	257	-60	2010-2011	DD
DDB-047	503075.86	618027.62	732.41	91.44	P15	252	-45	2010-2011	DD
DDB-048	503322.34	617939.39	798.95	213.36	P24	0	-90	2010-2011	DD
DDB-049	503322.26	617939.33	798.95	224.63	P24	80	-70	2010-2011	DD
DDB-050	503428.53	619326.94	694.44	254.52	P39	268	-45	2010-2011	DD
DDB-051	503322.24	617939.23	798.95	274.92	P24	80	-53	2010-2011	DD
DDB-052	503085.98	619240.01	688.49	190.5	P40	0	-90	2010-2011	DD
DDB-053	503322.65	617938.83	798.95	214.88	P24	240	-70	2010-2011	DD
DDB-054	503086.63	619240.03	688.49	187.45	P40	88	-45	2010-2011	DD
DDB-055	503319.61	617938.73	798.95	196.59	P24	260	-50	2010-2011	DD
DDB-056	503086.87	619239.99	688.49	166.81	P40	88	-60	2010-2011	DD
DDB-057	503241.27	617736.71	764.72	83	P23	0	-90	2010-2011	DD
DDB-058	503086.11	619240.11	688.49	603	P40	260	-60	2010-2011	DD
DDB-059	503238.1	617736.86	764.72	131.06	P23	276	-45	2010-2011	DD
DDB-060	503242.04	617736.63	764.72	115.23	P23	96	-45	2010-2011	DD
DDB-061	503239.84	617735.91	764.72	118.87	P23	0	-45	2010-2011	DD
DDB-062	503551.19	617725.2	885.94	112.77	P14	276	-45	2010-2011	DD
DDB-063	503551.19	617725.2	885.94	89.91	P14	276	-65	2010-2011	DD
DDB-064	503551.19	617725.2	885.94	108.2	P14	276	-60	2010-2011	DD
DDB-065	503084	619248.9	688.49	265.17	P40	358	-60	2010-2011	DD
DDB-066	503551.19	617725.2	885.94	268.22	P14	276	-80	2010-2011	DD
DDB-067	503619.31	617457.06	879.65	201.16	P21	0	-90	2010-2011	DD
DDB-068	503084	619248.9	688.49	459.72	P40	178	-45	2010-2011	DD
DDB-069	503618.53	617459.51	879.27	196.59	P21	246	-60	2010-2011	DD
DDB-070	503617.64	617457.23	879.33	284.98	P21	66	-60	2010-2011	DD
DDB-071	502934.91	618933.18	703.6	324.61	P37	0	-90	2010-2011	DD
DDB-072	503617.54	617456.96	879.38	268.22	P21	161	-45	2010-2011	DD
DDB-073	502937.85	618932.72	703.53	382.52	P37	100	-72	2010-2011	DD
DDB-074	503616.97	617458.76	879.31	246.88	P21	310	-55	2010-2011	DD
DDB-075	502937.75	618933.01	703.63	332.4	P37	280	-74	2010-2011	DD

5-14

Jaguar Uranium Corp. | Berlin Project	March 7, 2024
S-K 1300 Technical Report Summary	SLR Project No.: 123.22012.00001

Hole_ID	Easting_X	Northing_Y	Altitude_Z	Max_Depth	Platform	Azimuth	Dip	Year	Dtype
DDB-076	503763.8	617513.75	894.99	152.4	P13	66	-75	2010-2011	DD
DDB-077	503763.92	617513.67	894.99	295.65	P13	0	-90	2010-2011	DD
DDB-078	502936.87	618931.95	703.31	431.29	P37	0	-65	2010-2011	DD
DDB-079	503847.04	617038.96	1033.89	306.32	P19	0	-90	2010-2011	DD
DDB-080	502776.25	618941.2	760	163.06	P38	280	-50	2010-2011	DD
DDB-081	503847.04	617038.96	1033.89	377.95	P19	57	-60	2010-2011	DD
DDB-082	503847.04	617038.96	1033.89	185.92	P19	237	-60	2010-2011	DD
DDB-083	502717.25	620353.3	694.53	496.21	P54	268.6	-89.3	2012	DD
DDB-084	502978.32	619753.59	874.52	384.04	P44	278	-89.9	2012	DD
DDB-085	502978.32	619753.59	874.52	379.45	P44	12.6	-56	2012	DD
DDB-086	502717.25	620353.3	694.53	450.18	P54	76.4	-61.5	2012	DD
DDB-087	502978.32	619753.59	874.52	376.12	P44	254	-70	2012	DD
DDB-088	502717.25	620353.3	694.53	697.99	P54	256.9	-61.4	2012	DD
DDB-089	502725.27	619690.79	762.35	385.57	P43	33.2	-89	2012	DD
DDB-090	503169.1	620303.07	676.18	153.92	P55	81.7	-55.7	2012	DD
DDB-091	503169.1	620303.07	676.18	202	P55	260.5	-81.4	2012	DD
DDB-092	503034.76	622597.06	783.51	608.07	P58	193	-87.4	2012	DD
DDB-093	502808.61	621058.83	707.65	736.7	P56	203.1	-84.5	2012	DD
DDB-094	503244.08	622622.69	742.83	459.64	P58A	82.3	-56.8	2012	DD
DDB-095	502919.05	623317.51	762.92	653.79	P59	231.4	-89.7	2012	DD
DDB-096	503257.27	624837.66	874.85	345.94	P61	45.7	-65.5	2012	DD
DDB-097	503144.35	624855.46	967.03	111.25	P62	250.4	-89.4	2012	DD

5-15

Jaguar Uranium Corp. | Berlin Project	March 7, 2024
S-K 1300 Technical Report Summary	SLR Project No.: 123.22012.00001

Table 5-6: Assay Results (at a 0.04% U3O8 Cut-Off Grade) for Intercepts from Drill Holes at the Berlin Project

DHID	Platform No	From	To	Interval	U3O8	U3O8	P2O5	V2O5	Mo	Re	Ag	Ni	Zn	Y2O3	Nd2O3	Comments
		(m)	(m)	(m)	(%)	(lb/t)	(%)	(%)	(ppm)	(ppm)	(ppm)	(ppm)	(ppm)	(ppm)	(ppm)
DDB-001	P1	109.7	111.2	1.5	0.079	17393.00	14.60	0.68	294	1.8	5.9	1140	2930	641	154
DDB-002	P1	79.2	82.3	3.1	0.137	30185.00	9.10	0.76	360	5.1	5.9	940	171	700	173
DDB-003	P1	80.8	83.8	3.0	0.124	27181.00	17.60	0.71	626	7	3.8	1809	6349	784	160
DDB-004	P2			0.0												Did not reach target depth
DDB-005	P2	138.7	146.3	7.6	0.152	33426.00	10.70	0.62	578	8.2	6.2	1462	365	662	177
DDB-006	P2	199.7	201.2	1.5	0.046	10098.00	5.30	0.33	142	1.6	2.3	358	719	273	75
DDB-007	P3	152.4	155.5	3.1	0.115	25316.00	8.90	0.45	632	7.3	2.2	1958	2922	386	85
DDB-008	P3	91.4	93.0	1.6	0.068	15057.00	14.40	0.73	81	0.5	5.5	206	679	916	239
DDB-009	P3	94.5	96.0	1.5	0.032	7035.00	8.10	1.07	63	0.4	8	802	2660	260	67
DDB-010	P4	207.9	211.9	4.0	0.103	2.26	7.60	0.40	584	5	3	2660	3215	402	105
DDB-011	P4	123.2	125.9	2.7	0.126	2.76	3.70	0.50	609	7	3	2197	3319	491	113
DDB-012	P4	135.5	138.2	2.7	0.078	1.71	6.30	0.30	404	5	3	1712	2532	340	92
DDB-013	P5'	330.7	332.7	2.0	0.131	2.89	9.20	0.50	741	10	4	4768	4740	554	138
DDB-014	P5'	259.9	261.9	2.0	0.142	3.13	10.30	0.50	725	8	3	3515	4670	605	150
DDB-015	P5	161.9	163.9	2.0	0.136	2.99	10.00	0.50	658	7	3	2773	3905	518	124
DDB-016	P5	182.2	186.2	4.0	0.099	2.18	7.60	0.40	552	6	2	2178	2920	378	93
DDB-017	P6	237.5	240.5	3.0	0.091	1.99	7.70	0.40	541	5	3	2580	3333	424	93
DDB-018	P6	228.0	229.8	1.8	0.129	2.83	9.40	0.40	558	8	3	2406	3694	608	151
DDB-019	P6	225.8	228.4	2.6	0.092	2.03	7.50	0.40	493	5	2	1944	2857	428	102
DDB-020	P6	295.6	298.5	2.9	0.091	2.00	7.40	0.40	575	7	3	3240	3293	496	127
DDB-021	P30	113.2	113.7	0.5	0.070	1.53	19.00	0.90	11	0	1	577	1360	1543	360
DDB-022	P30	134.6	135.1	0.5	0.092	2.02	17.90	0.80	128	4	5	2060	2700	1233	324
DDB-023	P30			0.0												Mineralized layer faulted out

5-16

Jaguar Uranium Corp. | Berlin Project	March 7, 2024
S-K 1300 Technical Report Summary	SLR Project No.: 123.22012.00001

DHID	Platform No	From	To	Interval	U3O8	U3O8	P2O5	V2O5	Mo	Re	Ag	Ni	Zn	Y2O3	Nd2O3	Comments
		(m)	(m)	(m)	(%)	(lb/t)	(%)	(%)	(ppm)	(ppm)	(ppm)	(ppm)	(ppm)	(ppm)	(ppm)
DDB-024	P30			0.0												Mineralized layer faulted out
DDB-025	P28	156.3	159.1	2.8	0.133	2.93	10.00	0.40	606	6	3	2743	3787	489	0
DDB-026	P28	159.3	162.2	2.9	0.122	2.68	9.80	0.40	630	6	3	2495	3641	443	0
DDB-027	P28	160.3	163.2	2.9	0.084	1.84	7.20	0.40	464	4	2	1767	2475	326	0
DDB-028	P28	181.0	183.6	2.6	0.104	2.30	7.70	0.40	482	6	2	1990	2986	420	0
DDB-029	P28	255.4	258.4	3.0	0.128	2.81	8.80	0.50	632	8	3	3125	3927	526	70
DDB-030	P29			0.0												Mineralized layer faulted out
DDB-031	P11	295.1	297.7	2.6	0.090	1.99	2.30	0.30	409	4	2	1594	2458	368	82
DDB-032	P29			0.0												Mineralized layer faulted out
DDB-033	P29	370.5	373.2	2.7	0.094	2.06	7.40	0.40	523	4	2	2562	3365	479	115
DDB-034	P11	296.4	299.4	3.0	0.111	2.44	2.30	0.50	593	6	2	1977	2910	403	86
DDB-035	P11	69.9	77.9	8.0	0.120	2.64	9.70	0.50	596	5	3	2434	3237	470	110
DDB-035	P11	79.6	82.5	2.9	0.132	2.90	11.40	0.50	619	5	3	2224	3592	446	90
DDB-035	P11	83.2	89.9	6.7	0.130	2.87	9.10	0.50	686	6	3	2972	3613	532	118
DDB-035	P11	90.5	92.1	1.6	0.110	2.41	12.30	0.70	1007	5	4	3129	4249	384	73
DDB-035	P11	130.7	134.6	3.9	0.162	3.56	13.00	0.60	747	6	4	3056	4230	641	135
DDB-035	P11	301.9	304.0	2.1	0.093	2.04	8.60	0.40	671	6	2	2090	2465	290	51
DDB-035	P11	306.6	307.8	1.2												Low Recovery
DDB-036	P27	111.3	115.2	3.9	0.066	1.45	5.70	0.30	533	6	2	1496	2114	246	54
DDB-036	P27	161.5	163.5	2.0	0.046	1.00	4.50	0.30	556	5	1	1520	1630	156	31
DDB-036	P27	222.9	225.0	2.1	0.092	2.02	6.80	0.40	454	5	2	1643	2492	372	81
DDB-037	P17	137.2	138.0	0.8	0.045	0.98	16.30	1.00	196	1	3	1290	2290	1113	312
DDB-038	P27	94.7	97.5	2.8	0.061	1.34	6.10	0.40	490	6	2	1471	1827	208	41
DDB-039	P17	286.5	287.5	1.0	0.042	0.93	5.30	0.30	358	2	2	985	1720	152	33

5-17

Jaguar Uranium Corp. | Berlin Project	March 7, 2024
S-K 1300 Technical Report Summary	SLR Project No.: 123.22012.00001

DHID	Platform No	From	To	Interval	U3O8	U3O8	P2O5	V2O5	Mo	Re	Ag	Ni	Zn	Y2O3	Nd2O3	Comments
		(m)	(m)	(m)	(%)	(lb/t)	(%)	(%)	(ppm)	(ppm)	(ppm)	(ppm)	(ppm)	(ppm)	(ppm)
DDB-039	P17	287.9	290.1	2.2	0.159	3.51	11.30	0.50	647	8	4	2806	4295	631	167
DDB-040	P27	100.1	100.8	0.7	0.074	1.64	7.30	0.40	558	6	2	2010	2210	215	44
DDB-041	P17	170.3	171.9	1.6	0.125	2.74	2.30	0.80	226	6	6	3857	3858	589	0
DDB-042	P16	132.8	135.8	3.0	0.112	2.46	2.30	0.40	563	7	3	2249	3269	467	102
DDB-044	P16	65.5	66.1	0.6	0.411	9.03	21.30	0.00	1	0	0	64	226	75	16
DDB-044	P16	67.1	68.0	0.9	0.303	6.67	19.80	1.10	1913	19	9	6611	8054	1184	274
DDB-046	P25	104.2	104.7	0.5												Low Recovery
DDB-047	P15	39.6	40.7	1.1	0.145	3.19	14.20	1.20	1246	13	4	3411	4894	409	91
DDB-048	P24	164.6	167.0	2.4												Low Recovery
DDB-048	P24	167.4	168.0	0.6	0.185	4.08	13.40	0.60	809	12	3	2410	4200	572	121
DDB-049	P24	190.5	192.0	1.5												Low Recovery
DDB-051	P24	241.4	244.0	2.6	0.118	2.59	8.80	0.50	581	7	3	2411	3210	420	103
DDB-053	P24	157.0	159.8	2.8	0.084	1.85	6.70	0.30	485	4	2	1751	2541	362	83
DDB-056	P40	112.3	114.0	1.7	0.044	0.97	4.50	0.40	351	3	19	1870	2302	165	47
DDB-057	P23	46.3	47.1	0.8	0.089	1.95	23.50	1.00	154	0	2	271	525	1321	328
DDB-059	P23	48.8	49.4	0.6	0.405	8.90	1.30	1.80	3850	47	12	6680	2290	411	411
DDB-060	P23	76.6	77.6	1.0	0.051	1.13	11.80	1.10	138	0	6	392	1121	762	174
DDB-061	P23	88.8	89.4	0.6	0.278	6.13	26.30	1.40	1990	20	5	4930	5280	884	143
DDB-061	P23	89.9	90.9	1.0	0.231	5.09	18.00	0.90	1170	13	5	4980	4950	1116	250
DDB-062	P14	82.3	83.1	0.8	0.044	0.96	1.80	0.30	122	0	3	738	1600	490	166
DDB-062	P14	83.8	84.7	0.9	0.112	2.47	12.70	1.00	23	1	27	1145	3210	1918	508
DDB-063	P14			0.0												Mineralized layer faulted out
DDB-064	P14			0.0												Mineralized layer faulted out
DDB-065	P40	245.2	246.2	1.0	0.058	1.27	5.40	0.30	486	4	2	2290	2070	255	51

5-18

Jaguar Uranium Corp. | Berlin Project	March 7, 2024
S-K 1300 Technical Report Summary	SLR Project No.: 123.22012.00001

DHID	Platform No	From	To	Interval	U3O8	U3O8	P2O5	V2O5	Mo	Re	Ag	Ni	Zn	Y2O3	Nd2O3	Comments
		(m)	(m)	(m)	(%)	(lb/t)	(%)	(%)	(ppm)	(ppm)	(ppm)	(ppm)	(ppm)	(ppm)	(ppm)
DDB-067	P21	152.7	154.1	1.4	0.111	2.44	10.20	0.50	418	7	3	1800	3217	507	99
DDB-067	P21	154.2	155.3	1.1	0.058	1.27	7.30	0.30	184	2	2	1075	2140	479	136
DDB-068	P40	434.2	435.5	1.3	0.151	3.32	11.20	0.60	1270	12	3	6660	5210	635	126
DDB-070	P21	253.0	256.4	3.4	0.108	2.38	8.90	0.50	594	5	3	2540	3578	473	116
DDB-071	P37	299.1	300.6	1.5	0.140	3.09	10.40	0.50	902	9	3	4278	4451	632	150
DDB-072	P21	181.4	183.6	2.2	0.098	2.16	9.10	0.50	509	8	3	1999	3324	483	110
DDB-072	P21	210.9	211.6	0.7	0.064	1.40	7.90	0.40	443	3	2	1680	1790	282	64
DDB-072	P21	212.2	213.0	0.8	0.046	1.02	6.10	0.30	331	2	1	1310	1400	210	51
DDB-072	P21	217.9	219.5	1.6	0.090	1.99	8.90	0.40	388	7	3	1485	2422	521	122
DDB-073	P37	351.5	353.4	1.9	0.145	3.18	10.10	0.60	1070	12	4	6221	5085	632	146
DDB-073	P37	353.6	354.2	0.6	0.182	4.00	11.70	0.60	901	11	6	6280	6080	979	269
DDB-074	P21	214.9	215.5	0.6	0.125	2.75	26.80	1.30	49	0	12	1055	2130	1467	297
DDB-075	P37	297.1	298.4	1.3	0.148	3.25	9.70	0.50	772	9	4	3533	4071	644	173
DDB-076	P13	74.7	77.6	2.9	0.118	2.59	9.30	0.50	675	6	4	2928	3387	511	118
DDB-077	P13	116.3	130.8	14.5	0.149	3.29	10.60	0.60	739	7	3	3120	3807	579	127
DDB-077	P13	244.7	245.4	0.7												Low Recovery
DDB-078	P37	404.7	405.1	0.4	0.109	2.39	11.70	0.50	646	5	3	3150	3820	437	79
DDB-078	P37	405.6	408.4	2.8	0.153	3.37	9.50	0.60	1079	12	4	6676	5329	699	166
DDB-078	P37	410.9	411.3	0.4	0.177	3.89	11.50	0.70	1230	20	6	8810	6930	917	221
DDB-078	P37	411.5	412.2	0.7	0.253	5.56	15.00	0.80	1235	14	7	9070	7770	1295	353
DDB-081	P19	352.3	355.0	2.7	0.134	2.96	11.10	0.60	820	8	3	2871	4161	526	111
DDB-081	P19	355.1	356.6	1.5	0.060	1.33	6.60	0.30	551	4	4	2406	3768	372	111
DDB-082	P19	131.4	132.4	1.0	0.237	5.22	21.00	1.10	1440	21	6	2520	784	926	230
DDB-082	P19	132.6	133.7	1.1	0.049	1.07	7.80	0.30	200	4	4	295	100	375	125

5-19

Jaguar Uranium Corp. | Berlin Project	March 7, 2024
S-K 1300 Technical Report Summary	SLR Project No.: 123.22012.00001

DHID	Platform No	From	To	Interval	U3O8	U3O8	P2O5	V2O5	Mo	Re	Ag	Ni	Zn	Y2O3	Nd2O3	Comments
		(m)	(m)	(m)	(%)	(lb/t)	(%)	(%)	(ppm)	(ppm)	(ppm)	(ppm)	(ppm)	(ppm)	(ppm)
DDB-083	P54	464	464.4	0.4	0.162	3.56	10.4	0.61	1,120	17.3		0.73	5,440	650	144
DDB-084	P44	308.4	308.7	0.3	0.014	0.3	1.6	0.04	67	0.6		0.06	401	109	34
DDB-085	P44	318.1	322.3	4.2	0.091	2	6.6	0.41	600	8		0.35	3,022	387	84
DDB-086	P54	414.9	415.8	0.9	0.083	1.82	6.3	0.39	579	8.7		0.37	3,026	361	84
DDB-087	P44	328.3	328.9	0.6	0.063	1.39	4.9	0.3	428	5.8		0.33	2,248	266	65
DDB-088	P54	658.7	659.1	0.4	0.139	3.06	11.9	0.59	713	8.8		0.37	4,260	519	115
DDB-089	P43	353.7	354.3	0.6	0.031	0.68	3.1	0.17	233	1.7		0.11	1,226	138	30
DDB-090	P55	129.9	130.9	1.0	0.138	3.03	8.8	0.57	767	12		0.55	5,268	605	179
DDB-091	P55	179.8	182.3	2.5	0.105	2.3	7.3	0.46	614	8.5		0.39	3,656	395	103
DDB-092	P58			0.0												Did not reach target depth
DDB-093	P56	713.2	716.6	3.4	0.078	1.71	6.3	0.33	491	7.8		0.35	2,875	357	84
DDB-093	P56	714.7	716.3	1.6	0.119	2.61	8.3	0.45	700	12.6		0.53	4,349	563	134	Including
DDB-094	P58A	417.1	423.2	6.1	0.123	2.71	10	0.53	725	9.8		0.5	4,612	579	132
DDB-095	P59			0.0												Did not reach target depth
DDB-097	P62	62.6	63.5	0.9	0.064	1.41	13.5	0.74	18	0.004		0	34	724	211

5-20

Jaguar Uranium Corp. | Berlin Project	March 7, 2024
S-K 1300 Technical Report Summary	SLR Project No.: 123.22012.00001

5.2.2.3 Geophysics

Exploration has been undertaken entirely through mapping, ground radiometrics, and drilling due to the continuity of mineralization discussed in Section 5.2.2.2. Ground magnetic traverses across the mapped contacts of the stocks and batholiths, supported by forward modeling of the form of the contact at depth with magnetic susceptibility values from bore hole core would likely help in defining areas where the mineralized layer may be cut and removed by intrusive bodies.

5.3 Mining Methods

Mineralization at Berlin is confined to a specific stratigraphic layer that has the geometry of the hull of the canoe. The 10.5 km long axis of this canoe-like form (the Berlin Trend) trends northwards. The current main mineralization area, the Berlin Deposit, is located in the southern part of the Berlin Trend, where the axis of the canoe-like fold gradually deepens, over a distance of 2.4 km, from outcrop in the south to a depth of 400 m in the north.

The reported mineralized unit ranges in thickness from 0.8 m to 8.0 m, averaging 3.0 m true thickness, and is composed of carbonate rock at depth and sandstone-siltstone in the weathered, oxidized zone near surface. The mineralized layer has a footwall of competent sandstone and conglomerate that forms a unit approximately 20 m thick. The sandstone- conglomerate is underlain by metamorphic schists or extremely competent granitoid rocks. The hanging wall consists of black shale that has moderate to poor rock strength.

The mineralized unit is locally disrupted by intrusive bodies and faults that dip to the east and have the effect of eliminating the mineralized layer, leaving windows from which the mineralized layer has been removed. Fault zones are characterized by extensively fractured ground.

The mineralized unit demonstrates remarkable continuity of grade throughout the resource area. The footwall cut-off for uranium and associated mineralization is sharp. The upper contact of the mineralization is likewise sharp for uranium, defining a tabular mineralized unit. Grades of some elements of value do extend a few metres further into the black shale hanging wall.

In Tenova (2013), it is conceptually envisaged that mining of this deposit could be possible using open pit methods for near-surface mineralization and underground mechanized mining methods, such as cut and fill mining and room and pillar mining, for the deeper portions of the deposit. The principal factors taken into account in the selection of a potential mining method were the thin, tabular nature of the host-rock, the predictable and regular geometry of the mineralization, its inclined “U”-shape in cross section, the extension of the mineralized layer from surface to considerable depth, its relatively low radioactivity and its relatively weak hanging wall.

5.4 Mineral Processing and Metallurgical Test Work

Total Minatome Corp (Minatome) undertook initial metallurgical test work in 1979 as described in Coffey Mining (2012) and Tenova (2013). Sulfuric acid leaching extracted 85% of the uranium and 50% of the vanadium, but at a very high acid consumption. Direct flotation of the apatite resulted in an 86.2% P2O5 extraction and 62.6% uranium extraction (Roussemet & Houot 1979). This work did not attempt to extract other metals and did not consider costs.

Subsequent baseline test work done by SGS Lakefield in Ontario and the Australian Nuclear Science and Technology Organization (ANSTO) near Melbourne, Australia, confirmed the work of Minatome that heated agitated sulphuric or hydrochloric acid leach was moderately effective at extracting uranium from whole ore, but acid consumption was high at 100 to 650 kg/tonne of ore. Aggressive alkaline leach achieved uranium recoveries of 67% to 68%, but with poor recoveries for associated metals and phosphate, with the exception of molybdenum, from which recoveries of 88% to 91% were achieved.

5-21

Jaguar Uranium Corp. | Berlin Project	March 7, 2024
S-K 1300 Technical Report Summary	SLR Project No.: 123.22012.00001

In 2011, U3O8 Corp. commenced test work on core samples from U3O8 Corp. drilling. The test work included acid and alkaline leach, and identified acidic ferric sulphate leach as providing an efficient means of leaching the valuable commodities from the phosphatic host rock at Berlin (Coffey Mining 2012); acidic ferric sulphate leach was the basis for the PEA undertaken by Tenova (2013) on behalf of U3O8 Corp. Initial tests were done at SGS OreTest on 24% of the mineralized intersections cut in the 2010-2011 drill campaign at Berlin. Corroborative test work was subsequently undertaken by SGS Lakefield in Lakefield, Ontario, Canada. Uranium recoveries were 93% to 99% using second stage hydrochloric acid washing and 94% to 98% using a sulphuric acid washing.

Composite samples from 34% of the mineralized intersections drilled in the resource area at Berlin were used for metallurgical test work.

The metallurgical test work reported in Tenova (2013) was undertaken by the following laboratories:

●	SGS OreTest in Perth, Western Australia. SGS OreTest was established as a metallurgical services company in 1993 as Lakefield OreTest Pty Limited and is now a subsidiary of the SGS Lakefield group, which has been offering mineral processing services to the mining industry since 1948.

●	SGS Lakefield in Ontario, Canada, and predecessor companies, have been undertaking metallurgical test work for over 50 years; its Lakefield facility is ISO/IEC 17025 accredited.

●	ANSTO is a State agency within the portfolio of the Commonwealth Department of Innovation, Industry, Science and Research in New South Wales, Australia.

●	Optimet in South Australia performed flotation test work

●	Synexus (Pty) Ltd., Stellenbosch, South Africa performed membrane test work

All of the entities that have undertaken metallurgical studies on the Berlin Deposit were independent of U3O8 Corp.

5.5 Historical Mineral Resource Estimates

U3O8 Corp., now known as GCOM, commissioned Coffey Mining to undertake a Mineral Resource estimate based on 82 diamond drill holes for 18,534 m completed on the Project by U3O8 Corp. in 2010 and 2011. The Mineral Resource estimate was updated to include additional commodities in 2013 by Tenova (2013). In December 2016, the Berlin Deposit was written down in accordance with International Financial Reporting Standards (IFRS) guidelines since no material work had been done on the Project for three years and no work was planned for the near future at that time. In April 2022, U3O8 Corp. updated the previous technical reports to fulfill one of the requirements for U3O8 Corp. to meet the listing requirements for Tier 2 status on the TSXV. This estimate is considered to be historical in nature and should not be relied upon. A qualified person has not done sufficient work to classify the historical estimates as current Mineral Resources, and the Company is not treating the historical estimates as current Mineral Resources.

In order to make the historical resource estimate current, additional check sampling would need to be done. Statistical analysis would be required to be rerun on the intercepts, and the appropriateness of the cell size re-established; then, a block model would need to be re-run, including updating and applying the classification criteria to classify the resource.

5-22

Jaguar Uranium Corp. | Berlin Project	March 7, 2024
S-K 1300 Technical Report Summary	SLR Project No.: 123.22012.00001

Information regarding the historical Mineral Resource estimates can be found in the following documents:

●	Coffey Mining. 2012. Berlin Project, Colombia – MINEWPER00790AC. National Instrument NI 43-101 Report – 2 March 2012.

●	Tenova. 2013. Berlin Project, Colombia – Preliminary Economic Assessment, Unpublished NI 43-101 Technical Report dated January 18, 2013.

●	Pallier, J.P. 2022, U3O8 Technical Report on the Berlin Uranium – Battery Commodity Deposit, Colombia, prepared for U3O8 Corp., April 25, 2022, 111 p.

5.6 Past Production

There has been no production from the property up to the effective date of the report.

5-23

Jaguar Uranium Corp. | Berlin Project	March 7, 2024
S-K 1300 Technical Report Summary	SLR Project No.: 123.22012.00001

6.0 Geological Setting, Mineralization, and Deposit

This section has been modified from Pallier (2022)

6.1 Regional Geology

The Berlin Project lies on the eastern flank of Colombia’s Cordillera Central. The basement in the central part of the Cordillera Central consists of greenschist to lower amphibolite facies metamorphic rocks correlated with the Precambrian to Early Mesozoic Cajamarca Complex (Bürgl and Radelli 1962; Moreno-Sánchez et al. 2008). According to Cediel et al. (2003), the Cajamarca Complex forms part of the Cajamarca-Valdivia terrane that consists of graphitic schists, amphibolites, intrusive rocks and mafic to ultramafic volcanics of ophiolitic origin.

The Cajamarca-Valdivia terrane is a wedge-shaped tectonic unit, tapering to the south, that was accreted onto the western edge of the paleo-South American continent in Ordovician-Silurian time (Figure 6-1, Cediel et al. 2003). In central Colombia, the Cajamarca-Valdivia terrane is sandwiched between the Eastern Cordillera block in the east and the Dagua-Piñon and San Jacinto terranes in the west. In contrast, in southern Colombia, the Cajamarca Complex lies directly against the western edge of the Archaean Guyana Shield that extends from there throughout northern South America.

Part of the extensive rift system responsible for the separation of North and South America in the Triassic and Jurassic extended through Colombia, Ecuador, and northern Peru (Jaillard et al. 1990; Kerr et al. 1997). Associated half grabens were filled with growth sequences of clastic sediments and volcanic material of dominantly andesitic composition. Evidence of igneous activity that accompanied this period of crustal extension is provided by the metaluminous, I- type calc-alkaline Sonsón Batholith, which lies approximately 20 km west of the Project. The Sonsón Batholith intruded rocks of the Cajamarca Complex.

An orogenic magmatic arc was developed along the eastern flank of the Central Cordillera at approximately 120 million years (Ma) (McCourt and Feininger 1984), with major intrusions of calc-alkaline affinity and compressional events at 112 ± 7 Ma (McCourt and Feininger 1984).

The sedimentary sequence that contains the mineralized unit at Berlin forms part of an upward- fining progression. The lower part of the stratigraphic sequence corresponds with alluvial fan facies that is interpreted to have formed against fault scarps during early phases of rift development. The subaerial fan facies grades upwards into finer-grained marine sands that are overlain by a limestone unit that passes upward into a black shale sequence which is several hundred metres thick. Fossil bivalves and gastropods in the limestones indicate a late Albian (Early Cretaceous) age and, together with ammonite fossils in the overlying black shale sequence, confirm a marine environment of deposition. This transgressive continental to marine sequence forms part of a large basin that extends from Colombia through Ecuador into Peru and the black shales constitute an important source for hydrocarbons in the region.

Cretaceous seafloor sequences of the Dagua-Pinon terrane were accreted onto the western edge of the Cajamarca-Valdivia terrane in the Aptian to Paleocene. This accretion was accompanied by intrusive activity, represented in the Berlin district by the Antioquia Batholith that has been dated at 90-58 Ma (middle to late Cretaceous; Cediel et al. 2003). It has a similar metaluminous, I-type, calc-alkaline composition to the Sonsón Batholith.

The Samaná Batholith, which is also mid- to late Cretaceous in age, is located immediately to the west of, and is intrusive into, the sedimentary sequence at Berlin.

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During the Oligocene through to the Pliocene, several other terranes were accreted into the western seaboard of Colombia.

The Colombian Andes developed in response to roughly east-west shortening in the mid- Pleistocene. Related deformation in the Berlin area resulted in the formation of the syncline that hosts the mineralization in the Project area.

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Figure 6-1: Main Tectonic Components of Colombia

N
CARIBEAN PLATE
OCEANIC CRUST OF PRECAMBRIAN AGE
NAZCA PLATE
OCEANIC CRUST OF MIOCENE AGE
GU - FA
SM
CO
CAM
PA
SN
SJ
SP
ME
sl
CA-VA
CG
BAU
EC
RO
lb
GA
DAP
GOR
CR
GS
VICHADA PLATFORM
FLORENCIA PLATFORM
Berlin Project Area
0 100 200
Kilometres
TECTONIC REALMS
GSR: Guiana Shield Realm = (GS) Guiana Shild ; (GA) Garzón Massif
CCSP: Central Continental Sub-Plate Realm = (CA-VA, EC, CR, sl, lb)
MSP: Maracaibo Sub-Plat Realm = (ME, SP, SM, CO, CAM)
WRT: Western Tectonic Realm = (PAT, CAT, CHO)
GU-FA: Guajira - Falcon Composite Terrane
CAT
CHO
CCSP
MSP
PAT

Source: Pallier, 2022 (after Cediel et al., 2003).

SLR

Jaguar Uranium

Berlin Project

Caldas Province, Colombia

Main Tectonic Components of Colombia

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6.2 Property Geology

6.2.1 Metamorphic Basement

The metamorphic basement in the vicinity of the Berlin Project is assigned to the Cajamarca Complex (Maya and González 1995), which correlates with units known by other names such as Cajamarca Series (Nelson 1962), metamorphic rocks of the Cordillera Central (Feininger et al.1972), Cajamarca Terrain (Etayo-Serna et al. 1986) and Tahamí Terrain (Toussaint & Restrepo 1988) (Figure 6-2). The Cajamarca Complex, which consists of greenschist-grade metamorphic rocks that had sedimentary and igneous protoliths (Nelson 1957), is bounded by the Otú-Pericos Fault on the eastern flank of the Cordillera Central and the Jerónimo Fault in the Cauca River Valley on the west.

Basement rocks in the Berlin Project area consist of quartz–sericite schist, graphitic schist, slate, and quartzite, locally with disseminated pyrite that are considered of Early Paleozoic age (Bürgl 1967).

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Figure 6-2: Geological Setting of the Berlin Project

La Ceja
San Luis
Antioquian Batholith
San Francisco
Puerto Triunfo
Abejorral
Argelia
Sonson
Sonson Batholith
Nariño
Berlin Project
Samana Batholith
Samana
La Dorada
Puerto Salgar
Pensilvania
Rio Magdalena
N
0 5 10
Metres

Legend:

- Concession boundary
- Alaskite
- Black mudstone facies
- Carbonate facies
- Sandstone
- Metamorphic sequence

SLR

Jaguar Uranium

Berlin Project

Caldas Province, Colombia

Geological Setting of the Berlin Project

Source: Pallier, 2022.

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6.2.2 Abejorral Formation

The Abejorral Formation (Bürgl and Radelli 1962) is a Cretaceous sequence that is preserved in outliers in Caldas Province and in the adjacent Antioquia Province to the north. This formation is discordant over the rocks of the Cajamarca Complex and has a faulted contact with the Valle Alto Formation. Facies sequence investigation by González (1980) in the provinces of Antioquia and Caldas led to the interpretation of a shallow continental shelf depositional environment with local euxinic conditions. The development of facies deposited in transitional and shallow shelf and external shelf environments occurred in the Early Cretaceous (Etayo-Serna et al. 2003). Based on ammonites, González (1980) concluded that this formation is Late Aptian to Middle Albian in age. On a regional basis, the clastic component of the Abejorral Formation correlates with the Caballos and Hollin formations, while the limestone and black shale sequence corresponds with the Simiti and overlying Villeta and Napo formations of Pindell and Tabbutt (1995).

Mineralization at Berlin occurs in limestone facies that occur immediately beneath the black shale sequence that was correlated with the Abejorral Formation by Bürgl and Radelli (1962).

6.2.3 Igneous Rocks

The mineralized sequence at Berlin lies between converging faults at the northern end of the Samaná Batholith (Figure 6-2). This igneous complex measures about 30 km north-south by approximately eight kilometres east-west. The rocks consist mainly of diorite and gabbro (approximately 60% of the complex) with less extensive granodiorites, granites, and tonalities (Muñoz 1983). Barrero and Vesga (1976) obtained a K/Ar age of 119+/-10 Ma from hornblende in the Samaná Batholith (Barremian – Aptian). Field relationships suggest that an alaskitic component was emplaced late in the development of the igneous complex (Muñoz 1983). A contact metamorphic aureole extends approximately 30 m to 150 m into enclosing sedimentary rocks. Igneous rocks of the complex have a homogenous texture with local development of a cleavage defined by the alignment of biotite plates. Except for the alaskite component, the rest of the complex is characterized by an abundance of xenoliths of gabbro and basalt. Drilling has shown that the Cretaceous rocks in the Berlin Project were intruded by alaskitic dykes and sills as well as granodiorites of Cenozoic age. The alaskite has an equigranular, phaneritic, holocrystalline texture and is composed predominantly of plagioclase and quartz with minor biotite.

Two intrusive stocks lie near the eastern margin of the Berlin syncline where they intrude the Cretaceous sedimentary sequence. The stocks are mesocratic, porphyritic rocks that are made up of plagioclase, quartz, and amphibole.

6.2.4 Recent Deposits

The cone-shaped volcanic vent that contains the San Diego Lake on the north-eastern margin of the Cretaceous sequence in the Berlin area is surrounded by an apron of lithic tuffs that have a polymictic clast assemblage which reflects the underlying stratigraphy.

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6.2.5 Sedimentary Facies Description and Analysis

A sedimentary sequence that corresponds to a transitional continental-marine-lagoonal environment is found overlying discordantly the basement Cajamarca Group. Mineralization at Berlin is made up of two types of host rock: the host lithology near surface is sandstone, while at depth, mineralization is confined to a carbonate unit. This distribution is ascribed to the sandstone host being a weathered version of the primary facies in which carbonate has been removed by oxidation related to weathering. Four zones (Cáceres-Bottia, et. al. 2023) are recognized in the Berlin area (Figure 6-3 and Figure 6-4) and these are remarkably consistent throughout the Project:

Zone A: a terrigenous lithology (K1-Sj) of basal conglomerates interbedded with sandstones recorded the beginning of a back-arc extensional event at 150 Ma (Zapata et al. 2019). The clasts present within the conglomerate layers consist mainly of mafic and intermediate igneous fragments, metamorphic fragments, and milky white quartz. The upper part of this zone corresponds to a massive silicified, medium to coarse grain size, with poorly sorted and subangular grains of sandstone. The average thickness of the entire Zone A is 36 m (Naranjo 1983).

Zone B: presents a gradation contact with zone A and corresponds to a fossiliferous calcareous mudstone, with the presence of well-preserved bivalves and gastropods deposited during basin deepening and the change to a marine environment that took place until Albian (100 Ma). The upper part of this unit is defined by a major erosional surface where the different grain size is easily observable between zones B and C. This disconformity marked not just the change to a compressional tectonic event but the lower limit of the mineralization.

Zone C: a muddy wackestone with the presence of reworked fossil fragments, displaying wavy lamination and a high content of authigenic apatite and bitumen. This is consistent with either the increasing water energy or probably the relative shallowing of the basin (Edelman- Furstenberg 2009; Zapata et al. 2019). This zone constitutes the mineralized level, which varies in thickness from 1 m to 3.5 m, with a maximum thickness of 9.2 m (in a drill hole) and 6.7 m (in a trench).

Zone D: the upper zone (b6-Be) corresponds to a deformed black carbonaceous shale with bioclast, which may locally reach 600 m in thickness. This was deposited in a lagoonal environment and is related to the enclosing of the marine basin caused by the accretion of the Romeral terrane and the uplifting of the Cajamarca-Valdivia even Albian to Campanian (Zapata et al. 2019).

A set of dikes and sills of andesitic to dacitic composition are found injecting the metamorphic and sedimentary rocks described above. Leucocratic (alaskites) and esocratic (ranging from tonalite to granodiorite) plutons are recognized as the Samaná Igneous Complex, which is considered of Aptian-Albian age (119±10 Ma - K/Ar in hornblende) according to Barrero and Vesga (1976).

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Figure 6-3: Regional Stratigraphic Column

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Figure 6-4: Local Stratigraphic Column Defined from Drill Core from the Berlin Project

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6.1 Structural Geology

The Berlin Project is located within the zone of influence of the Palestina Fault System that forms the western bounding structure to the Cretaceous sequence in the Berlin area. Dextral displacement ranging from 0.5 km to 30 km occurred in the Late Cretaceous and the Paleogene with lesser displacement having occurred during the Neogene and Recent (Page 1986 and Feininger et al. 1972). The eastern margin of the Cretaceous sequence in the Berlin area is marked by the San Diego Fault, which is a north-striking splay that merges with the Palestina Fault near the northern tip of the Cretaceous sequence at Berlin.

The Cretaceous sedimentary sequence in which mineralization in the Berlin Project occurs has been folded into a doubly-plunging syncline. The syncline is asymmetric with a steep to over- turned eastern limb that dips to the east, while the western limb is moderately inclined to the east (Figure 6-5).

The eastern limb is cut, in some sectors, by the east-dipping San Diego Fault, which is a north- striking splay related to the regional Palestina Fault. East-dipping faults have been mapped along the eastern margin of the syncline. In some areas, Palaeozoic schists are in faulted contact with the black mudstone, and kinematic indicators show an east over west sense of motion. This is consistent with west-verging thrust faults eliminating parts of the overturned stratigraphic sequence.

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Figure 6-5: West-East Cross Sections through Berlin Syncline

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6.2 Mineralization

6.2.1 Uranium Mineralization Distribution

Uranium mineralization has a strong spatial relationship with sedimentary Zone C, described in Section 6.2.5 above and shown in Figure 6-6. Mineralization in centred on Zone C but extends slightly into the overlying Zone D. Phosphate and most metals show a sharp decrease in grade at the base of Zone C, whereas grades decrease more gradually into the hanging wall.

Vanadium, molybdenum, zinc, and silver show a marked persistence of grades into the hanging wall. A similar distribution of mineralization is apparent in the near-surface environment in which the carbonate appears to have been removed from the rock by weathering, leaving the clastic vestiges of the original rock forming a mineralized siltstone.

The stratigraphic sequence that hosts the mineralization at Berlin is clearly identifiable in drill core and outcrop. Drill intercepts of the mineralized zone are comparable from which it is concluded that the mineralization shows consistency and continuity throughout the project area. Drilling and trenching have shown that the mineralized layer extends over 10.5 km of strike on the eastern and western margins of a syncline, the keel of which reaches a depth of approximately 400 m below surface at its deepest point. The mineralized unit ranges in thickness from 0.8 m to 8.0 m, averaging 3.0 m true thickness, and is composed of carbonate rock at depth and sandstone-siltstone in the weathered, oxidized zone near surface.

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Figure 6-6: Histograms Showing the Distribution of Metals in Selected Bore Holes Drilled in the Resource Area at Berlin

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6.2.1.1 Nature of Mineralization

Present research suggests a hypothesis for uranium and vanadium mineralization: an epigenetic origin (Cáceres-Bottia et al. 2023). The results indicate that the source for uranium, vanadium, and the other associated economic elements, were released from the black shales (Zone D) of the Abejorral Formation that is overlying a carbonate zone of Cretaceous wackestone. Those elements were transported in diagenetic fluids under specific physical and geochemical conditions. Efficient stratabound trap (Zone C) occurred when the carbonate zone triggered a redox front that interacted not only with mineralized fluids, but organic matter and H2S. For uraninites, the chemical U-Pb age calculated using microprobe analysis was 67±15 Ma and the U-Pb isotopic age is 53±11 Ma.

Paragenetic Sequence

The paragenetic sequence recognized in the lithology that constitutes the mineralized level (Zone C) is depicted in Figure 6-7, emphasizing the diagenetic process. Quartz and muscovite conform to the detrital minerals that remained in the samples. Calcite Stage 1 occurs as fossil replacement and as cement formed during burial. Petrographic analysis reveals textural and structural features and the mineral composition within the rocks that contain the mineralization. The occurrence of detrital quartz provides the primary porosity that allows diagenetic fluids to percolate and precipitate calcite (Stage 2), authigenic apatite, and bitumen. Also, many samples revealed intense fracturing of the clastic quartz, which can be associated with tectonic efforts caused by the inversion of the extensional regime during the collision of the oceanic lithosphere which started in the late Mesozoic (Cediel et al. 2003)

Figure 6-7: Paragenesis of the Mineralization in the Berlin Deposit

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6.2.2 Other By-Product Mineralization

The Berlin Project primary mineralization is uranium, but the deposit also contains a suite of high-value by-products:

Phosphate: Agricultural Fertilizer and Lithium Ion Batteries

The Berlin Deposit contains phosphate, which was traditionally principally used in the agricultural fertilizer industry. Phosphate has become a key component of lithium-ion batteries, specifically lithium ferro-phosphate (LFP) batteries.

Vanadium: Steel Alloy and Vanadium Redox Batteries

Vanadium is used principally in an alloy that increases the strength and flexibility of steel and for vanadium redox flow batteries (VRFB) that are large-scale batteries that most manufacturers guarantee for 20 to 25 years.

Nickel: Steel Alloy and Lithium Ion Batteries

Stainless steel is the main market for nickel, with growing demand from the lithium-ion battery market (for nickel-cobalt-aluminium (NCA) and nickel-manganese-cobalt (NMC) batteries). NCA batteries are 80% nickel, while NMC batteries use 33% nickel with newer types using an increasing nickel component.

REEs: Magnets and Laser Technology

Berlin also contains REEs neodymium and yttrium that are used in many hi-tech industries:

●	Neodymium is used in high-strength magnets used in high-strength magnets for high- efficiency electric motors and for high-efficiency generators in wind turbines.

●	Yttrium is used used principally in laser technology and is used to generate red phosphors in TV screens, monitors and mobile phones, as well as in the production of superconductors and electronic filters.

Rhenium: Superalloy

Rhenium is added to high-temperature superalloys that are used to make jet engine parts, this accounting for 70% of the worldwide rhenium production. Another major application is in platinum–rhenium catalysts, which are primarily used in making lead-free, high-octane gasoline.

Molybdenum and Zinc: Steel Alloys

Berlin also contains molybdenum and zinc that could have a modest contribution to the future economics of the Project. Molybdenum is used in steel alloys to increase strength, hardness, electrical conductivity and resistance to corrosion and wear. Zinc is most commonly used as an anti-corrosion agent and galvanization coating of iron or steel.

6.3 Deposit Types

The Berlin Project is classified as an epigenetic stratiform sandstone deposit. The Berlin Deposit in central Colombia consists of a layer of phosphate rock in a layered sedimentary sequence that contains an unusual mix of metals including uranium, nickel, vanadium, molybdenum, manganese, zinc, and REEs. REE and rhenium are considered to have derived from the alaskite directly.

Uranium and vanadium strata-bound mineralization at the Berlin project corresponds to an epigenetic event that occurred in a muddy wackestone with the presence of reworked fossil fragments. The black shale of the Abejorral Formation was the source of uranium and vanadium, which were remobilized by diagenetic processes. Geochemical characteristics of the diagenetic fluids had to be oxidized, alkaline, and carbonate-rich coupled with humic acids with strong anions such as F-, Cl-, CO32- and PO43- at temperatures below 200°C, to be effective for the transport of the elements of interest. Zone C acted as an efficient chemical trap that allowed authigenic apatite, uraninite, sphalerite, and chernykhite to precipitate with the aid of reductant agents such as H2S and other organic complexes.

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7.0 Exploration

Jaguar has conducted no exploration work on the Project since acquiring the property in December 2023.

7.1 Exploration Potential

The Berlin Project is the southern part of the 10.5 km mineralized Berlin Trend. Drilling by U3O8 Corp. started along the southern three kilometres, where 82 drill holes totaling over 19,000 m of drilling encountered strong mineralization. Highlights of the legacy drilling include drill hole DDB- 035 which yielded eight metres of 0.12% uranium, 0.47% vanadium, and 9.7% phosphate. It should be noted that DDB-035 is a vertical drill hole located along the east flank of the Berlin trend and was drilled parallel to the stratigraphic dip (along the plane) of mineralization and does not reflect the true thickness of the mineralized zone. Previous metallurgical studies reported recoveries of 97% uranium, 97% for phosphate, and 79% vanadium, elements that make up two-thirds of rock value. Recovery of minerals that accounted for the remaining one third included rare earth elements (REE) (neodymium and yttrium), rhenium, nickel, and molybdenum. Mineralization is open along strike to the north where previous exploration drilling and trenching along the Berlin Trend to the north has reported encountering similar mineralization at surface.

Berlin shows remarkable geological continuity with the uranium and other commodities concentrated in a specific and easily recognizable limestone-sandstone unit.

7.1.1 Continuity and Distribution of Mineralization

Exploration along trend to the north of the main southern mineralized area was undertaken with very wide spaced bore holes located 600 m to 1,700 m apart in order to cover the potentially mineralized area with a minimum of drilling. To date, 87 of 94 drill holes have reportedly reached the target horizon at Berlin and intersected mineralization in a specific limestone- sandstone unit (Figure 7-1). The mineralized unit has an average thickness of three metres in the main southern mineralized area. Immediately to the north, the unit thins to a minimum of 20 cm in a northwest-oriented zone approximately 500 m wide that is well defined in grade- thickness maps of all the commodities of potential economic interest (Figure 7-2). Notably, the mineralization thickens rapidly again to the north with the newly identified resource potential located where the unit reaches potentially mineable widths. Although the average thickness of the mineralized unit in the northern area is presently 2.3 m, the very wide spacing between bore holes that have encountered 2.4 m and 5.1 m intersections of mineralization suggests that closer-spaced drilling should show the unit is significantly thicker than this initial average (Figure 7-1).

7.1.2 Resource Potential

The folded shape of the mineralized unit at Berlin has been described as similar to that of the hull of a canoe and drilling has shown that the deepest part of the keel reaches depths of over 700 m below surface. Grades intersected at depth along the keel are comparable to assays obtained in trenches where the mineralized layer reaches surface on the eastern side of the fold.

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Based on the similarity of average grades of the main southern mineralized area with the northern part of the trend, large increases could be expected in resources of the other elements that occur with the uranium, namely: vanadium, phosphate, molybdenum, rhenium, REEs (yttrium and neodymium), and nickel.

It is the opinion of the SLR QP that the Project’s historical exploration results justify the continuation of exploration programs designed to test the mineralized zones outlined in this report. SLR has yet to do data verification of historical exploration data on the Project to estimate a Mineral Resource. It is uncertain if further exploration and data verification will result in the estimation of a Mineral Resources. The exploration potential therefore does not represent, and should not be construed to be, an estimate of a Mineral Resource or Mineral Reserve.

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Figure 7-1: Long Section of the 10.5 km Berlin Trend

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Figure 7-2: Distribution of the Commodities in the Berlin Trend “Unfolded”

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8.0 Sample Preparation, Analyses, and Security

Jaguar has conducted no exploration or drilling work on the Project since acquiring the property.

8.1 Sampling Procedure

A summary of the sampling procedures for trenches, outcrop and drill core completed by U3O8 Corp during its 2010-2012 drilling campaigns (Pallier 2022) and described in detail in the 2012 Technical Report (Coffey Mining 2012) is presented here for report completeness but have not been verified by the QP.

Quality assurance (QA) consists of evidence to demonstrate that the assay data has precision and accuracy within generally accepted limits for the sampling and analytical method(s) used in order to have confidence in a resource estimate. Quality control (QC) consists of procedures used to ensure that an adequate level of quality is maintained in the process of collecting, preparing, and assaying the exploration drilling samples.

Results of the regular submission of Certified Reference Material (CRMs) are used to identify issues with specific sample batches, and biases associated with the laboratory. Duplicate samples are used to monitor preparation, assay precision, and grade variability as a function of sample homogeneity and laboratory error. Blank material is used to assess contamination or sample-cross contamination during sample preparation and to identify sample numbering errors.

Quality assurance (QA) and quality control (QC) samples, including duplicate samples and sample blanks, were inserted in the sample sequence at pre-determined intervals; they were numbered such that they were in sequence with mineralized material. Certified standards were also inserted at pre- determined intervals.

8.1.1 Trenches and Outcrop

Sampling locations were determined on the basis of radioactivity measured in the field and by geological mapping by geologists using standard industry practices. All personnel involved with the sampling wore dosimeters and masks if personnel were entering a deep trench or a confined space to do the sampling.

Samples typically consisted of two to three kilograms of material. A duplicate sample was taken from each sample site. Standard industry practices were used in numbering, securing, storing and delivery of the samples to the La Dorada town, where the samples were delivered to a national courier that provided transport to ALS Chemex’s preparation facility in Bogotá (ALS Chemex Bogotá). Duplicate trench samples were stored at the U3O8 Corp.’s storage facility in the town of Ibague.

8.1.2 Drill Core

Down-hole radioactivity was measured with a Mount Sopris radiometric probe in all drill holes that were accessible to the probe. In situ radiometric measurements were taken at 10 cm intervals.

Drill core was placed in aluminium or plastic core boxes by the drill contractor who also marked the depth at appropriate intervals on the core and on the core box. Rock quality data (RQD) was recorded by technicians at this early stage prior to the core being transported from the drill platform to the core shed.

Once the core was organized in the core shed, an additional radiometric log was made based on measurements taken at 10 cm intervals with a hand-held scintillometer.

Based on the down-hole radiometric log and the log from the hand-held scintillometer measured in the core trays, sample intervals were marked by the geologists. Sample intervals were typically one metre but varied according to lithology to ensure that sample intervals did not cross significant geological contacts.

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The core was then cut with diamond saws in a well-ventilated area of the core storage facility. The core was cut in half and then one half was cut again. The ½ core and the two ¼ core segments were returned to the core box as each sample section was cut. Sampling then took place with ¼ core being put in polythene sample bags for assay and the duplicate section of ¼ core being placed in polythene bags for storage for later use for assay verification or metallurgical test work, for example. The core boxes were then stored in a locked, well-ventilated storeroom.

The sample bags containing ¼ core and QA/QC samples for assay were weighed and packed in boxes for shipment by commercial road transport to ALS Chemex Bogotá.

8.2 Sample Preparation

On arrival at ALS Chemex Bogotá, the samples were ordered and weighed, dried and jaw-crushed to 10 mesh (10#), a nominal 2 mm grain size. The 10# material was riffle-split, and a sub-sample of one kilogram was pulverized to 75 µm, then split into a 150 g sub-sample. This pulp was shipped by ALS Chemex to their assay facilities in Canada and Peru via commercial transport company. Remaining 10# material and excess pulp sample was returned to the U3O8 Corp. for storage at its core storage facility in Ibague.

8.3 Sample Analysis

Different sample analysis methods were required to cover the suite of elements of potentially economic interest and these analytical procedures are described below under ALS Chemex’s procedure codes.

8.3.1 ME-MS61U

A 0.25 g split of the sample pulp was digested with perchloric, nitric, hydrofluoric, and hydrochloric acids (multi-acid digestion). The residue was topped-up with dilute hydrochloric acid and analysed by Inductively Coupled Plasma - Atomic Emission Spectrometry (ICP-AES). Following this analysis, the results are reviewed for high concentrations of bismuth, mercury, molybdenum, silver and tungsten and such samples diluted accordingly. Samples were then analysed by inductively coupled plasma- mass spectrometry (ICP-MS). Results were corrected for spectral inter-element interferences. This method provided assay results for a 47-element suite and uses an internal standard certified for uranium.

8.3.2 ME-M61

This used the same method as ME-MS61U, yielding the same 47-element suite, but did not include the internal standard for uranium.

8.3.3 ME-MS81

The decomposition of the sample pulp was done using lithium metaborate fusion (code FUS-LI01) in which 0.2 g of sample pulp was added to 0.9 g of lithium metaborate flux and fused in a furnace at 1,000°C. The resulting melt was then cooled and dissolved in 100 mL solution of 4% nitric acid and 2% hydrochloric acid. This solution was then analysed by ICP-MS. This assay method provided assay data for 38 elements, including uranium and the full suite of REEs.

8.3.4 ME-XRF

This analytical method was applied specifically to samples that had a phosphate content above the 10% upper detection limit of the ICP method. A calcined or ignited sample of 0.9 g was added to 9 g of lithium borate flux (50% Li2B4O7- 50% LiBO2), mixed well, and fused in an auto fluxer at temperatures of between 1,050°C and 1,100°C. A flat molten glass disc was prepared from the resulting melt. This disc was then analysed by X-ray Fluorescence Spectrometry (XRF).

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8.3.5 AA24

This analytical method was fire assay for samples that were periodically assayed for gold. Fire assay was of a 50 g aliquot and was finished with Atomic Absorption Spectroscopy (AAS).

8.4 Quality Assurance and Quality Control

All legacy sampling conducted by Jaguar’s predecessors was reported as being marked and supervised by qualified, experienced geologists. All assay data was sent electronically by the analytical laboratory to the Berlin Project Manager in Colombia, the VP Exploration and to the Company’s Technical Database Manager in Toronto, Canada, who responded directly to the laboratory with queries related to the data and requested reanalysis or whatever remedial actions were required for QA/QC purposes.

8.4.1 Laboratory

Sample preparation was done in ALS Chemex’s facility in Bogotá, Colombia, and fire assays were conducted at ALS’s facilities in Lima, Peru, while assay by other methods was done at ALS’s laboratory in Vancouver, Canada. ALS is a division of ALS Limited which was founded in 1863 and listed on the Australian Stock Exchange in 1952. It has over 60 analytical laboratories world-wide. ALS is certified to ISO 9001 (QC) standards and has an ISO/IEC17025 accreditation from the Standards Council of Canada.

The laboratories used for all sample preparation and analytical work are large, independent, commercial service providers that are independent of Jaguar and its predecessors.

8.5 QP Opinion

The SLR QP is of the opinion that the reported legacy drilling, sampling procedures and sample security adopted at Berlin were consistent with generally recognized industry standards at the time of collection. The SLR QP has recommended Jaguar carry out further work to confirm the historical information.

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9.0 Data Verification

Prior to the Effective Date of this Technical Report, Jaguar had conducted no exploration or drilling work on the Project since acquiring the property.

Data verification is the process of checking and verifying hard-copy logs and digital records for accuracy, ensuring the data on which mineral resource estimates are based can be linked from digital databases or records to log sheets and drilling or sampling intervals. It is an additional verification process to determine that QA and QC processes have been effectively applied and that these were working to assure and control the quality of the data. Data verification is carried out after samples have been collected, assays have been returned, and data have been stored in the database. Where relevant, data verification may also include check sampling carried out by the QP, especially if Standard Operating Procedures (SOPs) are not available or difficult to audit, and QC data are limited to demonstrate processes were in control.

Data verification of the Berlin historical drilling and trenching sampling will be completed prior to future Mineral Resource estimation.

9.1 Site Visit

The SLR QP visited the site on January 30, 2024. During the site visit, the SLR QP received a project overview by site management, toured exploration areas, inspected various parts of the property and infrastructure, inspected the core handling facility, verified reported mineralization intervals using handheld scintillometer against database entries against core samples retained on site. No noteworthy issues or discrepancies were observed.

The SLR QP also interviewed key personnel involved in the collection, interpretation, and processing of legacy geological data, reviewed previous sampling procedures, and recommended that similar sampling processes be conducted during any future assay validation confirmation work conducted by Jaguar in advance of Mineral Resource estimations.

9.2 QP Opinion

The SLR QP opines that the legacy database provided for review does not contain any questionable data, but verification as to the adequacy for the purposes of Mineral Resource estimation and classification will be dependant on confirmation assay validation to be conducted by Jaguar in the future. The SLR QP agrees with the validation sampling approach that Jaguar personnel have outlined during data validation discussions held during the site visit.

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10.0 Mineral Processing and Metallurgical Testing

Jaguar has not carried out any metallurgical test work. A description of the historical test work can be found in Section 5.4.

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11.0 Mineral Resource Estimates

There are no current Mineral Resources at the Project.

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12.0 Mineral Reserve Estimates

There are no current Mineral Reserves at the Project.

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13.0 Mining Methods

This section is not applicable.

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14.0 Processing and Recovery Methods

This section is not applicable.

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15.0 Infrastructure

This section is not applicable.

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16.0 Market Studies

This section is not applicable.

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17.0 Environmental Studies, Permitting, and Plans, Negotiations, or Agreements with Local Individuals or Groups

This section is not applicable.

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18.0 Capital and Operating Costs

This section is not applicable.

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19.0 Economic Analysis

This section is not applicable.

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20.0 Adjacent Properties

This section is not applicable.

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21.0 Other Relevant Data and Information

This section is not applicable.

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22.0 Interpretation and Conclusions

SLR offers the following conclusions.

●	The Berlin Project shows excellent potential for economic uranium mineralization and further exploration work is warranted.

●	The Berlin Project is the southern part of the 10.5 km mineralized Berlin Trend. Drilling by U3O8 Corp between 2010 to 2012. started along the southern three kilometres, where 82 drill holes totaling over 19,000 m of drilling encountered strong mineralization.

●	Highlights of the drilling include drill hole DDB-035 which yielded eight metres of 0.12% uranium, 0.47% vanadium, and 9.7% phosphate.

●	Previous metallurgical studies reported recoveries of 97% uranium, 97% for phosphate, and 79% vanadium, elements that make up two-thirds of rock value.

●	Recovery of minerals that account for the remaining one third include rare earth elements (REE) (neodymium and yttrium), rhenium, nickel, and molybdenum. Mineralization is open along strike to the north where exploration drilling and trenching along the Berlin Trend has encountered similar mineralization at surface.

●	Berlin shows remarkable geological continuity with the uranium and other commodities concentrated in a specific and easily recognizable limestone-sandstone unit.

●	Based on a review of the database, geologic models, and documentation provided, SLR concludes that all of the previous procedures reported by Jaguar’s predecessors are in alignment with industry standards.

●	SLR did identify some approaches which are not SLR’s preference, however, no significant procedural issues have been identified to date.

●	Social acceptance of the Project by neighbouring communities is key to the success of a future mine, and this aspect of the Project needs to be carefully managed on a go-forward basis. Jaguar indicated that local community support for the Project is strong. The main risk to the Property is the potential for the State to rescind the Concession Contract.

●	The SLR QP is of the opinion that with consideration of the recommendations summarized in Sections 1 and 23 of this report, any issues relating to all relevant technical and economic factors likely to influence the prospect of economic extraction can be resolved with further work. There are no other known environmental, permitting, legal, social, or other factors that would affect the development of the Mineral Resources.

●	Jaguar is an exploration-stage company and has no history of operations, mining, or refining mineral products. There can be no assurance that the Project will be successfully placed into production, produce minerals in commercial quantities or otherwise generate operating earnings.

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23.0 Recommendations

SLR offers the following recommendation for a two phase program, with a total budget of US$2,330,000, to advance the Project beginning later in 2024. Phase 2 is dependent on outcomes of the Phase 1 work.

Phase 1 – Mineral Resource Estimate Technical Report

1	Complete a current Mineral Resource Estimate (MRE) on the Project. The estimated cost to prepare an MRE is US$150,000. SLR recommends Jaguar perform the following activities to support a current Mineral Resource disclosure:

a)	Rerun and perform additional check sampling to confirm legacy drilling and trench data either by twinning legacy drill holes and logging with downhole radiometric (natural gamma), resampling trenches, and/or resampling stored core.

b)	Rerun statistical analysis on the intercepts to guide updating previously reported Mineral Resource estimates.

c)	Add and construct three dimensional (3D) geologic model to assist and control grade estimation in block model estimation.

d)	Rerun and apply updated classification criteria to categorize the Mineral Resource estimate.

Phase 2 – Preliminary Economic Assessment

1	Complete additional infill/delineation drilling to achieve the following:

a)	Test for mineralization along the east flank of the mineralized layer Zone C.

b)	Upgrade Inferred Resources estimated in Phase 1 to Indicated Resources. . This step is contingent on positive Phase 1 results.

The estimated cost to complete drilling is US$2,000,000.

2	Complete a Preliminary Economic Assessment (PEA) on the Project. The estimated cost to prepare the PEA is US$180,000.

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24.0 References

Barrero, D., and J. Vesga, 1976. Mapa geológico de cuadrángulo K-9, Armero y parte sur del J- 9, La Dorada (1:1000 000): Ingeominas, Bogotá.

Bürgl, H., 1967. The orogenesis in the Andean system of Colombia. Tectonophysics, 4(4-6), October 1967, pp. 429-443.

Bürgl, H., and L. Radelli, 1962. Nuevas localidades fosilíferas en la Cordillera Central de Colombia: Geología Colombiana, v.3, p.133-138.

Caballero, L.G., 2024a. Aventtus Legal Opinion on Title 664-17. Prepared for Jaguar Uranium February 19, 2024. p.1

Cabellero, L.G., 2024b. Aventtus Legal Opinion on Title 736-17. Prepared for Jaguar Uranium, February 29, 2024. p.1

Cáceres-Bottia, A., Matilla-Figueroa, LC., Rios-Reyes, C.A., Pimiento-Rueda, R., 2023, General considerations on the genesis of Uranium and Vanadium occurrence in the Cretaceous sedimentary rocks of the Berlin Synclinal, Central Cordillera (Colombian Andes), Boletín de Geología 45(3), October 2023, p. 16

Castaño, R., 1981, Calcul proviso ire des reserves geologiques de Berlin, sur la base des resulltants des sondages, unpubl. Minatome report in French, 15pp.

Cediel, F., Shaw, R.P. and Cáceres, C., 2003. Tectonic Assembly of the Northern Andean Block.In: C. Bartolini, R.T. Buffler and J. Blickwede, eds., The Circum-Gulf of Mexico and the Caribbean: Hydrocarbon habitats, basin formation and plate tectonics: AAPG Memoir 79, p.815-848.

Caceres Bottia, A. 2012. Genesis of the sediment-hosted uraniferous phosphate deposit in the Berlin Project, Central Cordillera, Colombia, and its implications for exploration. M.Sc. thesis (unpubl.), Queens University, Ontario, Canada, 44p.

Coffey Mining, 2012. Berlin Project, Colombia – MINEWPER00790AC. National Instrument NI 43-101 Report – 2 March 2012.

Edelman-Furstenberg, Y. (2009). Cyclic upwelling facies along the Late Cretaceous southern Tethys (Israel): taphonomic and ichnofacies evidence of a high-productivity mosaic. Cretaceous Research, 30(4), August 2009, pp. 847-863.

Etayo-Serna, F., C. Cáceres, and F. Cediel, 2003. Map 5 - Map 8, in C. Cáceres, F. Cediel, and F. Etayo, eds., Maps of sedimentary facies distribution and tectonic setting of Colombia through the Proterozoic and Phanerozoic: Bogotá, Ingeominas, p.18-25.

Etayo Serna, F., D. Barrero, H. Lozano, A. Espinosa, H. González, A. Orrego, I. Ballesteros, H. Forero, C. Ramírez, F. Zambrano-Ortiz, H. Duque-Caro, R. Vargas, A. Núñez, J. Álvarez, C. Ropaín, E. Cardozo, N. Galvis, L. Sarmiento, J. P. Alberts, J.E. Case, D.A. Singer, R. W. Bowen,

Feininger, T., D. Barrero, and N. Castro, 1972. Geología de parte de los departamentos de Antioquia y Caldas (Sub-zona II-B): Boletín Geológico Ingeominas, v.20, p.1-173.

González, H., 1980. Geología de las planchas 167 (Sonsón) y 187 (Salamina): Boletín Geológico Ingeominas, v.23, p.1-174.

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Jaillard, E., Soler, P., Carlier, G., and Mourier, T., 1990. Geodynamic evolution of the northern and central Andes during early to middle Mesozoic times: a Tethyan model: Journal of the Geological Society. London, v. 147, p. 1009-1022.

Kerr, A., Tarney, J., Marriner, G., Nivia, A. and Saunders, A. 1997. The Caribbean-Colombian Cretaceous igneous province: the internal anatomy of an oceanic plateau. American geophysical Union: 123-144.

Maya, M., and H. González, 1995. Unidades litodémicas en la Cordillera Central de Colombia: Boletín Geológico Ingeominas, v.35, p 43-57.

McCourt, W.J., and T. Feininger, 1984, High-pressure metamorphic rocks in the Central Cordillera of Colombia: British Geological Survey Report 84, no. 1, p.28-35.

Moreno-Sánchez, M., A. Gómez Cruz, and H. Castillo González, 2008. Ocurrencias de fósiles paleozoicos al este de la parte norte de la Cordillera Central y discusión sobre su significado geológico: Boletín de Ciencias de la Tierra, v.22, p.39-47.

Muñoz, C.A., 1983. Determinación del potencial uranífero de la Alaskita de Samaná, departamento de Caldas - Colombia: Trabajo de grado, Universidad Nacional de Colombia, Bogotá D. C., 75 p.

Naranjo, J.L., 1983, Investigación del potencial uranífero en los shales negros del Sinclinal de Berlín, departamento de Caldas: Trabajo de grado, Universidad Nacional de Colombia, Bogotá D. C., 114 p.

Nelson, H.W., 1962, Contributions to the knowledge of the Central Cordillera of Colombia, section between Ibagué and Armenia, Boletín de Geología 10(1-3), January 1, 1962, pp. 161-202

Nelson, H.W., 1957. Contribution to the geology of the Central and Western Cordillera of Colombia in the sector between Ibagué and Cali, Eduard Ijdo, Leiden.

Nichols, G., 2009, Sedimentology and stratigraphy. In: Shallow Marine Carbonate And Evaporite Environments. Blackwell Science, Oxford, p. 225-245.

Page, W.D., 1986, Geología sísmica y sismicidad del noroeste de Colombia, Medellín, Woodward-Clyde Consultants, ISA, Integral, p. 1-156

Pallier, J.P., 2022, U3O8 Technical Report on the Berlin Uranium – Battery Commodity Deposit, Colombia, prepared for U3O8 Corp, April 25, 2022, 111 p.

Pindell, J.L. and Tabbutt, K.D. 1995. Mesozoic-Cenozoic Andean paleogeography and regional controls on hydrocarbon systems, in A.J. Tankard, R. Suarez S. and H.J. Welsink, Petroleum Basins of South America: AAPG Memoir 62: 101-128.

Roussemet and Houot, 1979. Valorisation d’un phosphate uranifere. Unpublished Report, Minatome Colombiana Ltda and Instituto de Asuntos Nucleares, Special Report No 7, Bogota, Colombia.

SRK. 2006, Independent Technical Report on the KPS Ventures Uranium Exploration Properties in Colombia, Unpublished NI 43-101 Technical Report, SRK Consulting.

Tenova, 2013. Berlin Project, Colombia – Preliminary Economic Assessment, NI 43-101 Report. Unpublished NI 43-101 Technical Report filed January 18, 2013.

Toussaint, J. and J.J. Restrepo, 1988. Son alóctonos los Andes Colombianos?: Revista I.C.N.E. Universidad Nacional Medellín, v.1, p.17-41

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U3O8 Corp, 2012, Press Release, U3O8 Corp's Exploration Drilling Extends Mineralization a Minimum of 6.3km Along trend of the Berlin Project, Colombia, September 20, 2012

US Securities and Exchange Commission. 2018. Regulation S-K, Subpart 229.1300, Item 1300 Disclosure by Registrants Engaged in Mining Operations and Item 601 (b)(96) Technical Report Summary.

Zapata, S.; Cardona, A.; Jaramillo, J.S.; Patiño, A.; Valencia, V.; León, S.; Mejía, D.; Pardo- Trujillo, A.; Castañeda, J.P. (2019). Cretaceous extensional and compressional tectonics in the Northwestern Andes, prior to the collision with the Caribbean oceanic plateau. Gondwana Research, 66, February 2019, pp. 207-226

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25.0 Reliance on Information Provided by the Registrant

This TRS has been prepared by SLR for Jaguar. The information, conclusions, opinions, and estimates contained herein are based on:

●	Information available to SLR at the time of preparation of this TRS.

●	Assumptions, conditions, and qualifications as set forth in this TRS.

For the purpose of this TRS, SLR has relied on ownership information provided by Jaguar in legal opinions by Aventtus entitled Legal Opinion on Title 664-17 dated February 19, 2024 (Caballero 2024a) and entitled Legal Opinion on Title 736-17 dated February 29, 2024 (Caballero 2024b), and these opinions are relied on in Sections 3.2 and the Executive Summary of this TRS. SLR has not researched property title or mineral rights for the Berlin Project as we consider it reasonable to rely on Jaguar’s legal counsel who is responsible for maintaining this information.

The Qualified Persons have taken all appropriate steps, in their professional opinion, to ensure that the above information from Jaguar is sound.

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26.0 Date and Signature Page

This report titled “S-K 1300 Technical Report Summary on the Berlin Project, Caldas Province, Colombia” with an effective date of February 15, 2024, was prepared and signed by:

(Signed) SLR International Corporation

Dated at Lakewood, CO
March 7, 2024	SLR International Corporation

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